                                                              Filed pursuant to
                                                                 Rule 424(b)(3)
                                                                     333-200996

                   METLIFE SHIELD LEVEL SELECTOR/SM /ANNUITY

   MetLife Shield Level Selector/SM /Annuity is an individual single premium deferred index-linked separate account annuity contract (the "Contract") issued by Metropolitan Life Insurance Company ("MLIC", "we" or "us").

   This Contract is available for use in connection with Non-Qualified Plans, Traditional IRAs and Roth IRAs. This version of the Contract is only available in New York state.

   MLIC is located at 200 Park Avenue, New York, NY 10166-0188. The telephone number is 1-800-343-8496. MetLife Investors Distribution Company, 1095 Avenue of the Americas, New York, NY 10036, is the principal underwriter and distributor of the Contracts.

   THE RISK FACTORS FOR THIS CONTRACT APPEAR ON PAGE 10.

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. MUTUAL FUNDS, ANNUITIES AND INSURANCE PRODUCTS ARE NOT DEPOSITS OF ANY BANK, AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE "FDIC") OR ANY OTHER GOVERNMENT AGENCY. YOU MAY LOSE MONEY INVESTED IN THE CONTRACT.

   THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS THAT HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL INSTITUTIONS OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED BY SUCH INSTITUTIONS OR ANY FEDERAL REGULATORY AGENCY. INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

   THE PRINCIPAL UNDERWRITER OF THE CONTRACT IS METLIFE INVESTORS DISTRIBUTION COMPANY. THE OFFERING OF THE CONTRACT IS INTENDED TO BE CONTINUOUS.

                      Prospectus dated February 17, 2015

                               TABLE OF CONTENTS

       SPECIAL TERMS................................................  4
       SUMMARY......................................................  8
          Key Features of the Contract..............................  8
       RISK FACTORS................................................. 10
       THE ANNUITY CONTRACT......................................... 12
          Replacement of Contracts.................................. 13
              Exchanges............................................. 13
              Exchange Programs..................................... 13
       PURCHASE..................................................... 13
          Purchase Payment.......................................... 13
          Allocation of the Purchase Payment........................ 13
       SHIELD OPTIONS............................................... 14
          TERM...................................................... 15
              Term Start Date....................................... 15
              Term End Date......................................... 15
          INDICES................................................... 15
              Discontinuation or Substantial Change to an Index..... 16
              Index Value........................................... 16
              Index Performance..................................... 16
          SHIELD RATES.............................................. 16
          RATE CREDITING TYPES...................................... 17
              Cap Rate.............................................. 17
              Step Rate............................................. 17
       ADDITION OR DISCONTINUANCE OF A SHIELD OPTION................ 18
       INVESTMENT AMOUNT............................................ 18
       CALCULATING YOUR INVESTMENT AMOUNT ON A TERM END DATE........ 18
       INTERIM VALUE CALCULATION.................................... 21
          Accrued Shield Rate for Interim Value Calculation......... 21
          Accrued Cap Rate for Interim Value Calculation............ 22
          Accrued Step Rate for Interim Value Calculation........... 22
       YOUR ACCOUNT VALUE........................................... 24
       WITHDRAWAL PROVISIONS........................................ 24
          Withdrawal Charge......................................... 25
          When No Withdrawal Charge Applies......................... 25
              Free Withdrawal Amount................................ 26
       TRANSFERS.................................................... 29
       DEATH BENEFITS............................................... 30
          Standard Death Benefit.................................... 31
          Optional Death Benefit -- Return of Premium............... 31
              General Death Benefit Provisions...................... 31
              Controlled Payout..................................... 32
              Total Control Account................................. 32
              Death of Owner During the Accumulation Period......... 32
              Death of Annuitant During the Accumulation Period..... 32
              Death Benefit Options................................. 32
       INCOME PAYMENTS (THE INCOME PERIOD).......................... 34
          Annuity Date.............................................. 34
          Maturity Date............................................. 34
          Income Payments........................................... 34
          Annuity Options........................................... 34
              Death of Owner During the Income Period............... 35

PREMIUM AND OTHER TAXES.............................................................  35
INCOME TAXES........................................................................  36
FEDERAL TAX CONSIDERATIONS..........................................................  36
YOUR RIGHT TO CANCEL (FREE LOOK)....................................................  43
OWNERSHIP PROVISIONS................................................................  44
   Owner............................................................................  44
   Joint Owner......................................................................  44
   Annuitant........................................................................  44
   Beneficiary......................................................................  44
   Assignment.......................................................................  44
ABANDONED PROPERTY REQUIREMENTS.....................................................  44
SUSPENSION OF PAYMENTS OR TRANSFERS.................................................  45
WHEN WE CAN CANCEL YOUR CONTRACT....................................................  45
THE INSURANCE COMPANY...............................................................  45
   Metropolitan Life Insurance Company ("MLIC").....................................  45
THE SEPARATE ACCOUNT................................................................  45
   MLIC Separate Account SA II......................................................  45
INVESTMENTS BY MLIC.................................................................  46
ANNUAL STATEMENT....................................................................  46
DISTRIBUTION OF THE CONTRACTS.......................................................  46
THE FIXED ACCOUNT...................................................................  48
RESTRICTIONS ON FINANCIAL TRANSACTIONS..............................................  48
REQUESTS AND ELECTIONS..............................................................  48
CONFIRMING TRANSACTIONS.............................................................  49
LEGAL PROCEEDINGS...................................................................  49
EXPERTS.............................................................................  50
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.......................................  50
ELECTRONIC DELIVERY.................................................................  50
AMENDMENT OF THE CONTRACT...........................................................  50
MISSTATEMENT........................................................................  50
INFORMATION INCORPORATED BY REFERENCE...............................................  50
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.  51
Appendix A -- Index Publishers...................................................... A-1
Appendix B -- Index Substitution Investment Amount Example.......................... B-1
Appendix C -- Return of Premium Death Benefit Example............................... C-1
Appendix D -- The Fixed Account..................................................... D-1

                                 SPECIAL TERMS

In this prospectus, the following capitalized terms have the indicated meanings:

ACCOUNT VALUE. The total of the Fixed Account Value and the value of the Shield Option(s) under the Contract during the Accumulation Period.

ACCRUED CAP RATE.   The portion of the Cap Rate that has accrued from the Term
Start Date to any day within the Term. This is the maximum Index Performance that may be applied in calculating the Interim Value on any day prior to the Term End Date if Index Performance is greater than zero. The Accrued Cap Rate is equal to the Cap Rate multiplied by the number of days elapsed since the Term Start Date, divided by the total number of days in the Term.

ACCRUED SHIELD RATE. The portion of the Shield Rate that has accrued from the Term Start Date to any day within the Term. This is the amount that will be applied in calculating the Interim Value on any day prior to the Term End Date if Index Performance is less than zero. The Accrued Shield Rate is equal to the Shield Rate multiplied by the number of days elapsed since the Term Start Date, divided by the total number of days in the Term.

ACCRUED STEP RATE.   The portion of the Step Rate that has accrued from the
Term Start Date to any day within the Term. This is the rate that will be applied in calculating the Interim Value on any day prior to the Term End Date if Index Performance is equal to or greater than zero. The Accrued Step Rate is equal to the Step Rate multiplied by the number of days elapsed since the Term Start Date, divided by the total number of days in the Term.

ACCUMULATION PERIOD.   The period prior to the Annuity Date.

ANNUITANT. The natural person(s) listed on the Contract Schedule on whose life Income Payments are based. Any reference to Annuitant will also include any Joint Annuitant under an Annuity Option.

ANNUITY DATE. A date on which you choose to begin receiving Income Payments. If we agree, you may change the Annuity Date, subject to certain requirements. If you do not choose an Annuity Date, the Annuity Date will be the Annuity Date indicated on the Contract Schedule.

ANNUITY SERVICE OFFICE. The office indicated on the Contract Schedule to which notices and requests must be sent, or as otherwise changed by Notice from us.

BENEFICIARY. The person(s) or entity(ies) you name to receive a death benefit payable under the Contract upon the death of the Owner or a Joint Owner, or in certain circumstances, an Annuitant.

BUSINESS DAY. Our "business day" is generally any day the NYSE is open for regular trading. For purposes of administrative requests and transactions, a Business Day ends at 4:00 PM Eastern Standard Time. If the SEC determines the existence of emergency conditions on any day, and consequently, the NYSE does not open, then that day is not a Business Day.

CAP RATE. The maximum rate that may be credited at the Term End Date based on Index Performance. The Cap Rate may vary between Shield Options and it is not an annual rate.

CODE. The Internal Revenue Code of 1986, as amended, and all related laws and regulations, which are in effect during the term of the Contract.

COMMODITY INDEX.   An Index based on the performance of commodities.

CONTRACT. The legal agreement between you and MetLife. It contains relevant provisions of your deferred annuity.

CONTRACT ANNIVERSARY.  An anniversary of the Issue Date of the Contract.

CONTRACT SCHEDULE.  The schedule attached to your Contract.

CONTRACT YEAR. A one-year period starting on the Issue Date and on each Contract Anniversary thereafter.

DEATH BENEFIT AMOUNT. For the standard death benefit, the Account Value, and, for the optional Return of Premium death benefit, the greater of the Account Value or your Purchase Payment (reduced proportionately by the percentage reduction in Account Value of the Shield Option(s) and the Fixed Account for each partial withdrawal (including any applicable Withdrawal Charge)) determined as of the end of the Business Day on which we have received Notice of due proof of death and an acceptable election for the payment method.

EXCHANGE ACT.  Securities Exchange Act of 1934, as amended.

FDIC.  Federal Deposit Insurance Corporation.

FINRA.  Financial Industry Regulatory Authority.

FIXED ACCOUNT. An account, if available, that consists of all of the assets under the Contract other than those in the Separate Account. You may allocate your Purchase Payment or transfer your Investment Amount to the Fixed Account. The Fixed Account is part of the General Account assets of MLIC.

FIXED ACCOUNT VALUE. The initial Fixed Account Value is the amount of your Purchase Payment initially allocated to the Fixed Account. Thereafter, the Fixed Account Value equals: (a) the initial Fixed Account Value or the Fixed Account Value on the most recent Contract Anniversary, including any transfers, whichever is applicable; plus (b) any interest credited by us; less (c) the amount of any withdrawals including any Withdrawal Charges; and less (d) any Premium or Other Taxes, if applicable.

FREE WITHDRAWAL AMOUNT. The Free Withdrawal Amount in the first Contract Year is zero. Thereafter, the Free Withdrawal Amount each Contract Year is equal to 10% of your Account Value as of the prior Contract Anniversary, less the total amount withdrawn from the Account Value in the current Contract Year. The Free Withdrawal Amount is non-cumulative and is not carried over to other Contract Years.

GENERAL ACCOUNT.  The General Account of MLIC.

GOOD ORDER. A request or transaction generally is considered in "Good Order" if it complies with our administrative procedures and the required information is complete and accurate. A request or transaction may be rejected or delayed if not in Good Order. If you have any questions, you should contact us or your sales representative before submitting the form or request.

INCOME PAYMENTS. A series of payments made by us during the Income Period, which we guarantee as to dollar amount.

INCOME PERIOD. A period starting on the Annuity Date during which Income Payments are payable.

INDEX.  We currently offer Shield Options based on two types of indices:
Securities Indices and a Commodity Index. In the future we may offer Shield Options based on other types of Indices. We may also add other indices for new Contracts at our discretion.

INDEX PERFORMANCE. The percentage change in the Index Value measured from the Term Start Date to any day, including the Term End Date, within the Term. Index Performance can be positive, zero or negative.

INDEX VALUE. The Index Value of an Index, on a Business Day, is the published closing value of the Index on that Business Day. The Index Value on any day that is not a Business Day is the value as of the prior Business Day.

INTEREST RATE TERM. The length of time over which the current Fixed Account interest rate is guaranteed. No Interest Rate Term will extend beyond the Annuity Date. The minimum Interest Rate Term depends on the date your Contract is issued but will not be less than one (1) year.

INTEREST RATE TERM END DATE. The Contract Anniversary on which an Interest Rate Term ends.

INTEREST RATE TERM START DATE. The Contract Anniversary on which an Interest Rate Term is established. If chosen at issue, the initial Interest Rate Term Start Date begins on the Issue Date or otherwise it will begin on the first Contract Anniversary in which you make the allocation to the Fixed Account.

INTERIM VALUE. For each Shield Option, the value we assign on any Business Day prior to the Term End Date. During the Transfer Period, the Interim Value of each Shield Option will equal the Investment Amount in that Shield Option. After the Transfer Period, the Interim Value of that Shield Option is equal to the Investment Amount in the Shield Option, adjusted for the Index Performance of the associated Index and subject to the applicable Accrued Shield Rate, Accrued Cap Rate or Accrued Step Rate. The Interim Value is the amount that is available for annuitization, death benefits, withdrawals and Surrenders.

INVESTMENT AMOUNT. The Investment Amount, for each Shield Option, is the amount that is allocated to the Shield Option and subsequently reflects all withdrawals and adjustments at the Term End Date. The Investment Amount will be reduced for any withdrawal by the same percentage that the withdrawal reduces the Interim Value attributable to that Shield Option.

ISSUE DATE.  The date the Contract is issued.

JOINT ANNUITANT. If there is more than one Annuitant, each Annuitant will be a Joint Annuitant of the Contract.

JOINT OWNER. If there is more than one Owner, each Owner will be a Joint Owner of the Contract. Joint Owners are limited to natural persons.

MATURITY DATE. The Maturity Date is specified in your Contract and is the first day of the calendar month following the Annuitant's 90th birthday or 10 years from the date we issue your Contract, whichever is later. The Contract will be annuitized at the Maturity Date.

METLIFE ("MLIC", "WE", "US", "OUR").  Metropolitan Life Insurance Company.

MINIMUM ACCOUNT VALUE. $2,000. If your Account Value falls below the Minimum Account Value as a result of a withdrawal we will treat the withdrawal request as a request for a full withdrawal.

MINIMUM ALLOCATION.  $500.

MINIMUM GUARANTEED CAP RATE. The actual Minimum Guaranteed Cap Rate for your Contract is the amount shown on your Contract Schedule but will not be less than 1% for Shield Options with a 1-Year term, 3% for Shield Options with a 3-Year term and 6% for Shield Options with a 6-Year term.

MINIMUM GUARANTEED INTEREST RATE. The current Minimum Guaranteed Interest Rate will not be less than 1%. This interest rate is guaranteed to be a rate not less than the minimum interest rate allowed by state law--see Appendix D. The actual Minimum Guaranteed Interest Rate for your Contract is the amount shown on your Contract Schedule and applies only to amounts in the Fixed Account.

MINIMUM GUARANTEED STEP RATE. The actual Minimum Guaranteed Step Rate for your Contract is the amount shown on your Contract Schedule but will not be less than 1% for Shield Options with a 1-Year term and 3% for Shield Options with a 3-Year term.

MINIMUM PARTIAL WITHDRAWAL AMOUNT.  $500.

MLIDC.  MetLife Investors Distribution Company.

MSI.  MetLife Securities, Inc.

NOTICE. Any form of communication providing information we need, either in a signed writing or another manner that we approve in advance. All Notices to us must be sent to our Annuity Service Office and received in Good Order. To be effective for a Business Day, a Notice must be received in Good Order prior to the end of that Business Day.

NYSE.  New York Stock Exchange.

OWNER ("YOU", "YOURS"). The person(s) entitled to the ownership rights under the Contract. Subject to our administrative procedures, we may also permit ownership by a corporation - a type of non-natural person. If Joint Owners are named, all references to Owner shall mean Joint Owners.

PERFORMANCE RATE. The rate credited at the Term End Date. The Performance Rate is based on the Index Performance, adjusted for the applicable Shield Rate, Cap Rate or Step Rate. The Performance Rate can be positive, zero or negative. At the end of the Term, any increase or reduction in the Investment Amount in a particular Shield Option is determined by multiplying the Performance Rate by the Investment Amount of the Shield Option on the last day of the Term.

PERFORMANCE RATE ADJUSTMENT. The adjustment made to the Investment Amount for each Shield Option on any day during the Term, up to, and including, the Term End Date. Prior to the Term End Date, this adjustment is based on the Index Performance of the associated Index for a particular Term, subject to any applicable Accrued Shield Rate, Accrued Cap Rate or Accrued Step Rate. On the Term End Date, this adjustment is based on the Performance Rate. This adjustment can be positive, zero or negative. When the Performance Rate Adjustment is positive we may also refer to this adjustment as "earnings." When the Performance Rate Adjustment is negative we may also refer to this adjustment as "losses."

PREMIUM TAX. The amount of tax, if any, charged by the state or municipality. New York state does not currently assess Premium Taxes on Purchase Payments.

PURCHASE PAYMENT. The amount paid to us under the Contract as consideration for the benefits it provides.

RATE CREDITING TYPE.  Either the Cap Rate or the Step Rate.

RMD.  Required Minimum Distribution.

SEC.  Securities and Exchange Commission.

SECURITIES INDICES.  Indices based on the performance of securities.

SEPARATE ACCOUNT.  The separate account is MLIC Separate Account SA II.

SHIELD 10. A Shield Rate where negative Index Performance of up to 10% of your Investment Amount is absorbed by us at the Term End Date, which would leave you to absorb any remaining negative Index Performance of up to 90% of your Investment Amount.

SHIELD 15. A Shield Rate where negative Index Performance of up to 15% of your Investment Amount is absorbed by us at the Term End Date, which would leave you to absorb any remaining negative Index Performance of up to 85% of your Investment Amount.

SHIELD 25. A Shield Rate where negative Index Performance of up to 25% of your Investment Amount is absorbed by us at the Term End Date, which would leave you to absorb any remaining negative Index Performance of up to 75% of your Investment Amount.

SHIELD RATE. The amount of any negative Index Performance that is absorbed by us at the Term End Date. Any negative Index Performance beyond the Shield Rate will reduce the Investment Amount associated with the Shield Option. The Shield Rate may vary between Shield Options and it is not an annual rate. We currently offer the following Shield Rates: Shield 10, Shield 15 and Shield 25.

SHIELD OPTION. You may allocate your Purchase Payment or transfer your Investment Amount to one or more of the available Shield Options. Each Shield Option has an associated Term, Index, Shield Rate and either a Cap Rate or Step Rate.

STEP RATE. The rate credited at the Term End Date if the Index Performance is equal to or greater than zero. The Step Rate may vary between Shield Options and it is not an annual rate.

SURRENDER.  A full withdrawal of your Account Value.

TERM. The Term is the number of years that the Shield Option is in effect. We currently offer Terms of 1 year, 3 years or 6 years. The Initial Term(s) begin on the Issue Date.

TERM END DATE.  The Contract Anniversary on which a Shield Option ends.

TERM START DATE. The Contract Anniversary on which a Shield Option is established. The initial Term Start Date(s) begins on the Issue Date, and thereafter, will be the Contract Anniversary coinciding with the term duration of the current Term you have selected.

TRANSFER PERIOD. The five (5) calendar days following the Contract Anniversary coinciding with the Term End Date for each applicable Shield Option and/or the Interest Rate Term End Date for the Fixed Account, during the Accumulation Period.

WITHDRAWAL CHARGE. A charge applied to the percentage of the amount withdrawn from your Account Value in a Contract Year in excess of the Free Withdrawal Amount.

                                    SUMMARY

   The MetLife Shield Level Selector/SM /Annuity is an individual single premium deferred index-linked separate account annuity contract (the "Contract") issued by MLIC, that provides for the accumulation of retirement savings. The Contract is intended for retirement or other long term investment purposes.

   This version of the Contract is only available in New York state.

   The Contract offers various Shield Options, which permit Owners to potentially receive interest equal to the percentage returns of certain Securities Indices and a Commodity Index, up to a Cap Rate or Step Rate, with certain guarantees against negative returns--guarantees we call "Shield Rates." We currently offer Shield Options with Terms of 1, 3, or 6 years in length. A Fixed Account that guarantees a fixed rate of interest may also be available. Unless you allocate your Purchase Payment to the Fixed Account, you may lose money by investing in the Contract.

   The Cap Rate and Step Rate (each, a "Rate Crediting Type") are the two ways we offer that you can potentially receive interest based on the upside performance of an Index. The Cap Rate is the maximum rate that may be credited at the Term End Date based on Index Performance and the Step Rate is the rate credited at the Term End Date if the Index Performance is equal to or greater than zero. (See "Key Features of the Contract--Rate Crediting Type" below.)

   You may withdraw a portion or all of your Account Value at any time until you commence receiving Income Payments, subject to an adjustment to the Investment Amounts. Depending on the performance of the Indices you choose, this adjustment may be substantial. Withdrawal Charges may also apply.

   When you purchase the Contract, you can choose between the standard death benefit and an optional Return of Premium death benefit. The standard death benefit is the Account Value, however, if you select the Return of Premium death benefit, the death benefit will be the greater of your (i) Account Value or (ii) Purchase Payment, reduced proportionately by the percentage reduction in Account Value of the Shield Option(s) and the Fixed Account for each partial withdrawal (including any applicable Withdrawal Charge).

   Like all annuity contracts the Contract offers a range of annuity options, which provide Income Payments for your lifetime.

   See "SPECIAL TERMS" in this prospectus for more detailed explanations of the terms associated with the Shield Options.

   The following chart describes the key features of the Contract. Please read this prospectus for more detailed information about the Contract.

KEY FEATURES OF THE CONTRACT

Contract                        Individual single premium deferred index-linked separate account annuity contract.
-----------------------------------------------------------------------------------------------------------
Purchase Payment                The minimum Purchase Payment: $25,000. Prior approval required for a
                                Purchase Payment of less than $25,000 or $1,000,000 or more.
-----------------------------------------------------------------------------------------------------------
Owner and Annuitant Issue Ages  0-85
-----------------------------------------------------------------------------------------------------------
Contract Periods                The Contract has two periods:
                                 The Accumulation Period, the period prior to the Annuity Date; and
                                 The Income Period, which begins on the Annuity Date and during which Income Payments are provided.
-----------------------------------------------------------------------------------------------------------
Account Value                   The total of the Fixed Account Value and the value of the Shield Option(s)
                                under the Contract during the Accumulation Period.
-----------------------------------------------------------------------------------------------------------
Shield Option                   Each Shield Option has an associated Term, Index, Shield Rate and Rate
                                Crediting Type.
-----------------------------------------------------------------------------------------------------------
  Term                          The Term may be 1, 3, or 6 years in length.
-----------------------------------------------------------------------------------------------------------
  Index                         The current Indices are as follows:
                                 S&P 500(R) Index (Price Return Index);
                                 Russell 2000(R) Index (Price Return Index);
                                 NASDAQ-100 Index(R) (Price Return Index);
                                 MSCI EAFE Index (Price Return Index); and
                                 Bloomberg Commodity Index/SM/ (Price Return Index).
-----------------------------------------------------------------------------------------------------------

  Shield Rate            We currently offer different levels of protection at maturity:
                         SHIELD 10 -- A Shield Rate where negative Index Performance of up to
                         10% of your Investment Amount is absorbed by us at the Term End Date, which would leave you to absorb any remaining negative Index
                         Performance of up to 90% of your Investment Amount.
                         SHIELD 15 -- A Shield Rate where negative Index Performance of up to
                         15% of your Investment Amount is absorbed by us at the Term End Date, which would leave you to absorb any remaining negative Index
                         Performance of up to 85% of your Investment Amount.
                         SHIELD 25 -- A Shield Rate where negative Index Performance of up to
                         25% of your Investment Amount is absorbed by us at the Term End Date, which would leave you to absorb any remaining negative Index
                         Performance of up to 75% of your Investment Amount.
---------------------------------------------------------------------------------------------------
  Rate Crediting Type    A Shield Option can only have one associated Rate Crediting Type: either a
                         Cap Rate or a Step Rate.
----------------------------------------------------------------------------------------------------
Interim Value            For each Shield Option, the value we assign on any Business Day prior to the Term End Date. The Interim Value of a Shield Option is equal to the
                         Investment Amount in the Shield Option, adjusted for the Index
                         Performance of the associated Index and subject to the applicable Accrued
                         Shield Rate, Accrued Cap Rate or Accrued Step Rate.
---------------------------------------------------------------------------------------------------
Transfers                During the Accumulation Period you may make transfers to the Fixed
                         Account and/or to new Shield Option(s) during the Transfer Period. The effective date of such transfer is the first day of the Interest Rate Term and/or a Term(s) in which the transfer is made.
----------------------------------------------------------------------------------------------------
Fixed Account            See Appendix D.
---------------------------------------------------------------------------------------------------
Access to Your Money     You may withdraw some or all of your money at any time prior to the
                         Annuity Date. For any withdrawal, a Performance Rate Adjustment, as of the date of the withdrawal, will apply. In addition, a withdrawal taken in excess of the Free Withdrawal Amount may be subject to a Withdrawal
                         Charge.
----------------------------------------------------------------------------------------------------
Withdrawal Charge        A percentage charge applied to withdrawals in excess of the Free
                         Withdrawal Amount.
                         The Withdrawal Charge is calculated at the time of each withdrawal in accordance with the following:
                                 ---------------------------------------------------------------
                                 Number of Complete Contract    Withdrawal Charge percentage
                                   Years since Issue Date
                                 ---------------------------------------------------------------
                                              0                              7%
                                 ---------------------------------------------------------------
                                              1                              7%
                                 ---------------------------------------------------------------
                                              2                              6%
                                 ---------------------------------------------------------------
                                              3                              6%
                                 ---------------------------------------------------------------
                                              4                              5%
                                 ---------------------------------------------------------------
                                              5                              5%
                                 ---------------------------------------------------------------
                                          6 or more                          0%
                                 ---------------------------------------------------------------
                         See "WITHDRAWAL PROVISIONS -- When No Withdrawal Charge
                         Applies" for a list of Withdrawal Charge waivers.
---------------------------------------------------------------------------------------------------
Death Benefits           The standard death benefit or the optional Return of Premium death benefit.
---------------------------------------------------------------------------------------------------
Annuity Options          You can choose an Annuity Option. After Income Payments begin, you cannot change the Annuity Option. You can choose one of the following
                         Annuity Options on a fixed payment basis or any other Annuity Option acceptable to us:
                             (i)Life Annuity;
                             (ii)Life Annuity with 10 Years of Income Payments Guaranteed;
                             (iii)Joint and Last Survivor Annuity; and
                             (iv)Joint and Last Survivor Annuity with 10 Years of Income
                                 Payments Guaranteed.
---------------------------------------------------------------------------------------------------

Charges and Expenses  You will bear the following charges and expenses:
                          (i)Withdrawal Charges;
                          (ii)Premium and Other Taxes; and
                          (iii)Lower Cap Rates and Step Rates if the Return of Premium death benefit is selected.
--------------------------------------------------------------------------------------------------
Your Right to Cancel  You may cancel the Contract within 10 days after receiving it by mailing or delivering the Contract to either us or the agent who sold it. This is known as a "free look." You will receive whatever your Contract is worth plus the sum of all fees, taxes and charges deducted from the Purchase Payment, as of the effective date of the free look, on the Business Day we receive your Contract and we will not deduct a Withdrawal Charge. The amount you receive may be more or less than your Purchase Payment depending on the Shield Options you allocated your Purchase Payment to during the free look period.
--------------------------------------------------------------------------------------------------

                                 RISK FACTORS

   The purchase of the Contract involves certain risks. You should carefully consider the following factors, in addition to the matters set forth elsewhere in the prospectus, prior to purchasing the Contract.

RISK OF LOSS

   There is a risk of substantial loss of your principal (unless you allocated your Purchase Payment to the Fixed Account) because you agree to absorb all losses that exceed the Shield Rate for the Shield Options you select under the Contract. This means that if a negative Index Performance for a Shield Option you select exceeds the corresponding Shield Rate at the Term End Date, you will bear the portion of the loss that exceeds the Shield Rate.

NO OWNERSHIP OF THE UNDERLYING SECURITIES

   When you purchase the Contract and allocate your Purchase Payment to a Shield Option(s), you will not be investing in the Index for the Shield Options you select or in a mutual fund or exchange traded fund that tracks the Index for the Shield Options you select. Your Performance Rate Adjustment for a Shield Option is limited by a Cap Rate or Step Rate, which means your Investment Amount will be lower than if you had invested in a mutual fund or exchange traded fund designed to track the performance of the applicable Index and the performance is greater than your Cap Rate or Step Rate.

COST OF OPTIONAL DEATH BENEFIT

   If you purchase a Contract with the optional Return of Premium death benefit, the Cap Rates and Step Rates set for your Shield Options under the Contract will be lower than the Cap Rates and Step Rates that you would have received had you purchased the Contract without this optional death benefit. In deciding whether to purchase the optional death benefit, you should consider the desirability of the benefit, relative to the generally lower Cap Rates and Step Rates that will be set under your Contract for the life of the Contract as compared to a Contract purchased without such benefit, and your needs.

WITHDRAWAL CHARGES

   You may withdraw some or all of your money at any time prior to the Annuity Date, however, any applicable Withdrawal Charge is calculated as a percentage of the amount withdrawn. After the first Contract Year, the Contract provides for a limited free access to your money, called the Free Withdrawal Amount. If you withdraw an amount that is greater than the Free Withdrawal Amount for your Contract, you may be subject to a Withdrawal Charge which will reduce the amount that is payable to you. For example, assume you make a $1,000 Purchase Payment at Contract issue. If your Account Value is $800 in the beginning of the fifth (5/th/) Contract Year and you take a full withdrawal from your Contract, the Free Withdrawal Amount is $80 (10% of $800) and a Withdrawal Charge percentage of 5% is applied to the remaining amount. This is a 5% reduction of your Account Value, less the Free Withdrawal Amount ($720 = $800 - $80). The Withdrawal Charge would be $36 (5% of $720). This results in a cash value of $764 paid to you ($764 = $800 - $36). If you make a withdrawal before a Term End Date, a Performance Rate Adjustment, as of the date of the withdrawal, will apply. A Performance Rate Adjustment may result in a loss that is greater than the Accrued Shield Rate when Index Performance is negative on the date of the withdrawal. Performance Rate Adjustments, at the time of the withdrawal, may decrease the amount that is payable to you.

EFFECT OF WITHDRAWALS

   The method we use in calculating your Interim Value may result in an amount that is less than the amount you would receive had you held the investment until the Term End Date. If you take a withdrawal when Index Performance is negative, your remaining Investment Amount may be significantly less than if you waited to take the withdrawal when Index Performance was positive.

  . If you take a withdrawal, including RMDs, your Account Value will be reduced by the amount withdrawn proportionately from your Shield Options and Fixed Account unless you tell us from which options, in which you currently have any Account Value, where the withdrawal should be taken.

  . If you die (unless you selected the optional Return of Premium death benefit), make a withdrawal or Surrender your Contract prior to the Term End Date, we will pay the Interim Value, which may be less than if you held the Contract until all of your Shield Options reached their Term End Dates.

  . If your Contract is annuitized prior to a Term End Date, we will use the Interim Value to calculate the Income Payments you will receive based on the applicable Annuity Option. In deciding on an Annuity Date, you should take into consideration the Term End Dates of your Shield Options relative to the Annuity Date you have chosen.

  . The calculation of the Interim Value will be based on Index Performance and the applicable Accrued Shield Rate, Accrued Cap Rate or Accrued Step Rate as of the date of the calculation. Shield Rates, Cap Rates and Step Rates accrue during the Term and only reach full accrual on the last day of a Term. If negative Index Performance is constant during the Term, the Interim Value will be lower the earlier a withdrawal is made during the Term because the Shield Rate is accruing during this period. Also, withdrawals prior to the Term End Date, when Index Performance is positive, are subject to an Accrued Cap Rate or Accrued Step Rate based on the period those amounts were invested in the Shield Option. This means the earlier you take a withdrawal the lesser extent to which any positive Index Performance is reflected in your Account Value due to the accruing of the Cap Rate or Step Rate.

  . If your Account Value falls below the Minimum Account Value as a result of a withdrawal, we may terminate your Contract.

LIMITATIONS ON TRANSFERS

   You may make transfers between the Fixed Account and the Shield Option(s) only during the Transfer Period. You cannot make transfers outside the Transfer Period and you cannot transfer out of a current Shield Option to another Shield Option or the Fixed Account until the Term End Date of the current Shield
Option and you cannot transfer out of the Fixed Account to a Shield Option until the Interest Rate Term End Date (which will not be less than one
(1) year). In both cases, the amount transferred, can only be transferred to new Shield Options or the Fixed Account and not a Shield Option, you may currently have, whose Term has not ended as of the date you would like to transfer such amount. This may limit your ability to react to market conditions.

   In addition, you should understand that for renewals into the same Shield Option, a new Cap Rate or Step Rate, as applicable, will be declared and will go into effect on the Contract Anniversary that coincides with the beginning of the new Shield Option.

AVAILABILITY OF SHIELD OPTIONS

   A Shield Option will always be available; however, we may stop offering certain Shield Option(s). Consequently, a particular Shield Option may not be available for you to transfer your Investment Amount or Fixed Account Value into after a Term End Date or the Interest Rate Term End Date. If the same Shield Option is no longer available at the Term End Date, the Investment Amount in the applicable Shield Option(s) will automatically transfer into the Fixed Account at the Term End Date, unless you instruct us otherwise. The amounts transferred to the Fixed Account must remain in the Fixed Account until the Interest Rate Term End Date (which, currently, will not be less than one
(1) year). The Investment Amount held in the Fixed Account may earn a return that is less than the return you might have earned if those amounts were held in a Shield Option. If we exercise this right, your ability to increase your Account Value and, consequently, increase your death benefit will be limited. If the Fixed Account is not available, the Investment Amount will automatically transfer into the Shield Option with, in order of priority, the shortest Term, the highest Shield Rate and the lowest Cap Rate, from the Shield Options available at the Term End Date, unless you instruct us otherwise.

AN INDEX MAY BE SUBSTITUTED

   We have the right to substitute a comparable index prior to the Term End Date if any Index is discontinued or, at our sole discretion, we determine that our use of such Index should be discontinued, or if the calculation of an Index is substantially changed. We would attempt to choose a substitute index that has a similar investment objective and risk profile to the replaced index. Upon substitution of an Index, we will calculate your Index Performance on the replaced Index up until the date of substitution and the substitute Index from the date of substitution to the Term End Date. An Index substitution will not change the Shield Rate, Cap Rate or Step Rate for an existing Shield Option. The performance of the new Index may not be as good as the one that it substituted and as a result your Index Performance may have been better if there had been no substitution.

ISSUING COMPANY

   No company other than MLIC has any legal responsibility to pay amounts that MLIC owes under the Contract. An Owner should look to the financial strength of MLIC for its claims-paying ability.

                             THE ANNUITY CONTRACT

   This prospectus describes the MetLife Shield Level Selector/SM /Annuity issued by us and describes all the material features of the Contract. The MetLife Shield Level Selector/SM /Annuity is a contract between you as the Owner, and us, the insurance company, where you agree to make a Purchase Payment to us and we agree to make a series of Income Payments at a later date you select (the "Annuity Date").

   The Contract, like all deferred annuity contracts, has two periods: the Accumulation Period and the Income Period. During the Accumulation Period, Account Value accumulates on a tax-deferred basis and is taxed as income when you make a withdrawal. If you make a withdrawal during the Accumulation Period, we may assess a Withdrawal Charge of up to 7%. Withdrawals, depending on the amount and timing, may negatively impact the benefits and guarantees provided by your Contract. You should carefully consider whether a withdrawal under a particular circumstance will have any negative impact to your benefits or guarantees. The Income Period occurs when you or a designated payee begin receiving regular Income Payments from your Contract.

   The maximum issue age for this Contract is 85.

   When you purchase the Contract, you can choose one or more of the available Shield Options and the Fixed Account. A Purchase Payment applied to the Shield Options is allocated to the Separate Account. You do not share in the investment performance of assets allocated to the Separate Account. We are obligated to pay all money we owe under the Contract, including death benefits and income payments. Any such amount that exceeds the assets in the Separate Account is paid from our General Account, subject to our financial strength and claims-paying ability and our long-term ability to make such payments, and is not guaranteed by any other party. (See "THE SEPARATE ACCOUNT.")

   The Contract is intended for retirement savings or other long-term investment purposes. The Contract benefits from tax deferral. Tax deferral means that you are not taxed on Account Value or appreciation on the assets in your Contract until you take money out of your Contract. Non-qualified annuity Contracts (which are not retirement plans) owned by corporations do not receive tax deferral on earnings. In addition, for any tax qualified account (e.g., an IRA), the tax deferred accrual feature is provided by the tax qualified retirement plan. Therefore, there should be reasons other than tax deferral for acquiring the Contract by a corporation or within a qualified plan. (See "FEDERAL TAX CONSIDERATIONS.")

   The Contract also contains a Fixed Account. The Fixed Account is not offered by this prospectus. The Fixed Account offers an interest rate that is guaranteed by us. The minimum interest rate depends on the date your Contract is issued and is currently 1% annually. Your registered representative can tell you the current and minimum interest rates that apply. If you select the Fixed Account, your money will be placed with our other General Account assets, and the amount of money you are able to accumulate in your Contract during the Accumulation Period depends upon the total interest credited to your Contract. The Fixed Account is part of our General Account. Our General Account consists of all assets owned by us other than those in the Separate Account and our other separate accounts. We have sole discretion over the investment of assets in the General Account and the Separate Account. If you select an Annuity Option during the Income Period, payments are made from our General Account assets.

   The amount of the Income Payments you receive during the Income Period from an Income Payment option will remain level for the entire Income Period, subject to the payout chosen. (See "Income Payments (The Income Period)" for more information.)

   As Owner, you exercise all interests and rights under the Contract. You can change the Owner at any time, subject to our underwriting requirements. The Contract may be owned generally by Joint Owners (limited to natural persons). (See "OWNERSHIP PROVISIONS.")

REPLACEMENT OF CONTRACTS

   EXCHANGES. Generally you can exchange one annuity contract for another in a tax-free exchange under Section 1035 of the Code. Before making an exchange, you should compare both annuities carefully. If you exchange another annuity for the one described in this prospectus, you might have to pay a withdrawal charge on your old annuity, and there will be a new Withdrawal Charge period for the Contract. Other charges may be higher (or lower) and the benefits may be different. Also, because we will not issue the Contract until we have received the initial premium from your existing insurance company, the issuance of the Contract may be delayed. Generally, it is not advisable to purchase a Contract as a replacement for an existing annuity contract. Before you exchange another annuity for our Contract, ask your registered representative whether the exchange would be advantageous, given the Contract features, benefits and charges.

   EXCHANGE PROGRAMS. From time to time we may offer programs under which certain annuity contracts previously issued by us or one of our affiliates may be exchanged for the Contracts offered by this prospectus. Currently, with respect to exchanges from certain of our annuity contracts to the Contract, an existing contract is eligible for exchange if a surrender of the existing contract would not trigger a withdrawal charge. You should carefully consider whether an exchange is appropriate for you by comparing the benefits and other guarantees provided by the contract you currently own to the benefits and guarantees that would be provided by the new Contract offered by this prospectus. Then, you should compare the fees and charges of your current contract to the fees and charges of the new Contract, which may be higher than your current contract. The programs we offer will be made available on terms and conditions determined by us, and any such programs will comply with applicable law. We believe the exchanges will be tax free for Federal income tax purposes; however, you should consult your tax advisor before making any such exchange.

                                   PURCHASE

   The Contract may not be available for purchase through your broker dealer ("selling firm") during certain periods. There are a number of reasons why the Contract periodically may not be available, including that the insurance company wants to limit the volume of sales of the Contract. You may wish to speak to your registered representative about how this may affect your purchase. For example, you may be required to submit your purchase application in Good Order prior to or on a stipulated date in order to purchase a Contract, and a delay in such process could result in your not being able to purchase a Contract. Your selling firm may offer the Contract with a lower maximum issue age for the Contract and certain riders compared to what other selling firms may offer.

PURCHASE PAYMENT

   A Purchase Payment is the total amount of money you give us to invest in the Contract. The Purchase Payment is due on the date the Contract is issued.

  .  The minimum Purchase Payment we will accept is $25,000.

  . If you want to make a Purchase Payment of less than $25,000 or, $1,000,000 or more, you will need our prior approval.

  . We reserve the right to refuse a Purchase Payment made via a personal check in excess of $100,000. A Purchase Payment over $100,000 may be accepted in other forms, including, but not limited to, EFT/wire transfers, certified checks, corporate checks, and checks written on financial institutions.

  . We will not accept a Purchase Payment made with cash, money orders, or travelers checks.

  . Corporations may purchase the Contract; however, we will not accept a Purchase Payment made by a corporation to fund any type of qualified or non-qualified retirement plan.

   We reserve the right to reject any application.

ALLOCATION OF THE PURCHASE PAYMENT

   You may allocate your Purchase Payment to one or more of the available Shield Options or into the Fixed Account. On your Issue Date, your Purchase Payment is allocated to the Shield Option(s) and/or the Fixed Account, as you specified on the application, unless we receive Notice of any changes from you before we have issued your Contract. All allocations must be in whole percentages that total 100% or in whole dollars. Once your Purchase Payment is allocated to the Shield Options and/or the Fixed Account, they become part of your Account Value.

                                SHIELD OPTIONS

   The MetLife Shield Level Selector/SM /Annuity is not a variable annuity where your account value varies based on the investment performance of the underlying portfolios you choose, rather the Shield Options offer potential interest based upon index performance. This potential interest--the Performance Rate Adjustment--may be a positive or negative percentage or zero. You may allocate your Purchase Payment to one or more of the Shield Options we currently offer and the Fixed Account. Based upon the Index Performance of the Index associated with the Shield Option, a Performance Rate Adjustment will be applied to the Investment Amount in that Shield Option on any day during the Term that you make a withdrawal from the Shield Option, Surrender your Contract, annuitize your Contract, a Death Benefit is paid or the Term ends. Given that Index Performance may be positive, zero or negative, your Performance Rate Adjustment may be positive, zero or negative. It is possible for you to lose a portion of the Purchase Payment and any earnings invested in the Contract. The Performance Rate Adjustment is based on a certain amount of protection against decreases in an Index Value and a limitation on potential interest based on an Index Value. The extent of the downside protection varies by the Shield Rate you select. If you access amounts in the Shield Options before the Term End Date, we will instead calculate an Interim Value on each Business Day between the Term Start Date and the Term End Date. (See "Interim Value Calculation.")

   You have the opportunity to allocate your Investment Amount to any of the Shield Options described below, subject to the requirements, limitations and procedures disclosed in the prospectus. We are not obligated to offer any one particular Shield Option. Each Shield Option has an associated (i) Term,
(ii) Index, (iii) Shield Rate and (iv) Rate Crediting Type.

   The following chart lists the Shield Options (each of which is issued with a Cap Rate unless otherwise noted) currently available:

                                SHIELD OPTIONS
 -------------------------------------------------------------------------------
                 TERM                                    INDEX
 -------------------------------------------------------------------------------
                                  SHIELD 25
                       (up to 25% downside protection)
 -------------------------------------------------------------------------------
                6 Year                             S&P 500(R) Index
                                                 Russell 2000(R) Index
                                                    MSCI EAFE Index
 -------------------------------------------------------------------------------
                                  SHIELD 15
                       (up to 15% downside protection)
 -------------------------------------------------------------------------------
                3 Year                             S&P 500(R) Index
                                                 Russell 2000(R) Index
                                                    MSCI EAFE Index
 -------------------------------------------------------------------------------
                6 Year                             S&P 500(R) Index
                                                 Russell 2000(R) Index
                                                    MSCI EAFE Index
 -------------------------------------------------------------------------------
                                  SHIELD 10
                       (up to 10% downside protection)
 -------------------------------------------------------------------------------
                1 Year                             S&P 500(R) Index
                                              S&P 500(R) Index Step Rate
                                                 Russell 2000(R) Index
                                                  NASDAQ-100 Index(R)
                                                    MSCI EAFE Index
                                             Bloomberg Commodity Index/SM/
 -------------------------------------------------------------------------------
                3 Year                             S&P 500(R) Index
                                             S&P 500(R) Index / Step Rate
                                                 Russell 2000(R) Index
                                                  NASDAQ-100 Index(R)
                                                    MSCI EAFE Index
                                             Bloomberg Commodity Index/SM/
 -------------------------------------------------------------------------------
                6 Year                             S&P 500(R) Index
                                                 Russell 2000(R) Index
                                                    MSCI EAFE Index

   The Indices are described in more detail below, under the heading "Indices." For each new Shield Option we declare a new Cap Rate or a new Step Rate, as applicable, for each Term. The initial Cap Rate or Step Rate, as applicable, for each Shield Option is declared on the Issue Date. Thereafter the Cap Rate or Step Rate, as applicable, for each subsequent Shield Option is declared for each subsequent Term. See "Cap Rate" and "Step Rate".

   PLEASE NOTE, SHIELD OPTIONS WITH HIGHER SHIELD RATES TEND TO HAVE LOWER CAP RATES AND STEP RATES, AS APPLICABLE, THAN OTHER SHIELD OPTIONS THAT USE THE SAME INDEX AND TERM BUT PROVIDE LOWER SHIELD RATES. For example, a S&P 500(R) Index with a 3 year Term and a Shield 15 will tend to have a Cap Rate that is lower than a S&P 500(R) Index with a 3 year Term and a Shield 10.

   A Shield Option will always be available; however, we reserve the right to change the duration of any new Shield Options, stop offering any of the Shield Options or suspend offering any of the Shield Options temporarily. We may also add Shield Options in the future.

                                     TERM

   The Term is the number of years that a Shield Option is in effect. For specific Shield Options we currently offer Terms of 1 year, 3 years or 6 years. An Initial Term(s) begins on the Issue Date. A Term ends and a subsequent Term begins, on the Contract Anniversary coinciding with the term duration of the then current Term for the Shield Option you have selected.

TERM START DATE

   Each Shield Option will have a Term Start Date, which is the Contract Anniversary on which a Shield Option is established. The initial Term Start Date(s) begins on the Issue Date, and thereafter, will be the Contract Anniversary coinciding with the term duration of the Term for the Shield Option completed.

TERM END DATE

   The Contract Anniversary on which a Shield Option ends. We will send you written Notice thirty (30) days in advance of the maturing Shield Options in which you are currently invested. At the Term End Date, the Investment Amount allocated to the Shield Option that has reached its Term End Date will automatically be renewed into the same Shield Option unless you elect to transfer such amount into a different Shield Option(s) or the Fixed Account. If the same Shield Option is no longer available at the Term End Date, the Investment Amount will automatically transfer into the Fixed Account at the Term End Date, unless you instruct us otherwise. The amounts transferred to the Fixed Account must remain in the Fixed Account until the Interest Rate Term End Date (which, currently, will not be less than one (1) year). If the Fixed Account is not available, the Investment Amount will automatically transfer into the Shield Option with, in order of priority, the shortest Term, the highest Shield Rate and the lowest Cap Rate, from the Shield Options available at the Term End Date, unless you instruct us otherwise. You have the Transfer Period to notify us that you want to transfer some or all of your Investment Amount to a new Shield Option(s) or the Fixed Account. For renewals into the same Shield Option, a new Cap Rate or Step Rate, as applicable, will be declared and will go into effect on the Contract Anniversary that coincides with the beginning of the new Term in the Shield Option that just ended. The amount transferred to the new Shield Option is the Investment Amount as of the Contract Anniversary.

                                    INDICES

   The Performance Rate of a Shield Option is based on the performance of the associated Index. We currently offer Shield Options based on two types of
Indices: Indices based on the performance of securities (the "Securities Indices") and an Index based on the performance of commodities (the "Commodity Index"). In the future we may offer Shield Options based on other types of indices. We may also add or remove indices for new Contracts at our discretion.

   Securities Indices.

   The following Securities Indices are currently available:

   S&P 500(R) INDEX (PRICE RETURN INDEX). The S&P 500(R) Index includes 500 large cap stocks from leading companies in leading industries of the U.S. economy, capturing approximately 80% coverage of U.S. equities. The S&P 500(R) Index does not include dividends declared by any of the companies in this Index.

   RUSSELL 2000(R) INDEX (PRICE RETURN INDEX). The Russell 2000(R) Index measures the performance of the small-cap segment of the U.S. equity universe. The Russell 2000 is a subset of the Russell 3000(R) Index representing approximately 10% of the total market capitalization of that index. It includes approximately 2000 of the smallest securities based on a combination of their market cap and current index membership. The Russell 2000(R) Index does not include dividends declared by any of the companies in this Index.

   NASDAQ-100 INDEX(R) (PRICE RETURN INDEX). The NASDAQ-100 Index(R) includes 100 of the largest domestic and international non-financial securities listed on The Nasdaq Stock Market based on market capitalization. The Index reflects companies across major industry groups including computer hardware and software, telecommunications, retail/wholesale trade and biotechnology. It does not contain securities of financial companies including investment companies. The NASDAQ-100 Index(R) does not include dividends declared by any of the companies in this Index.

   MSCI EAFE INDEX (PRICE RETURN INDEX). The MSCI EAFE Index (Europe, Australasia, Far East) is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the US & Canada. As of the date of this prospectus the MSCI EAFE
Index consists of the following 22 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong,
Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom. The MSCI EAFE Index does not include dividends declared by any of the companies in this Index.

   Commodities Index.

   The following Commodity Index is currently available:

   BLOOMBERG COMMODITY INDEX/SM /(PRICE RETURN INDEX). The Bloomberg Commodity Index/SM /is a broadly diversified representation of commodity market as an asset class. The index is composed of futures contracts on physical commodities. As of the date of this Prospectus, the index consists of 22 commodities: Aluminum, Brent Crude, Chicago Wheat, Coffee, Cotton, Corn, Copper (COMEX), Gold, Kansas City Wheat, Lean Hogs, Live Cattle, Nickel, Natural Gas, RBOB Gasoline, Silver, Soybeans, Soybean Meal, Soybean Oil, Sugar, ULS Diesel, WTI Crude Oil and Zinc. The Bloomberg Commodity Index/SM /reflects the return of underlying commodity futures prices.

   See Appendix A for important information regarding the publishers of the Indices.

   DISCONTINUATION OR SUBSTANTIAL CHANGE TO AN INDEX. If any Index is discontinued or, we determine that our use of such Index should be discontinued, or if the calculation of an Index is substantially changed, we may substitute a comparable index with a similar investment objective and risk profile. We will send you (i) written Notice thirty (30) days in advance of such substitution if we determine such Index should be discontinued and
(ii) reasonable written Notice relative to the notice we receive under our license agreements with the publishers of the Indices if an Index is discontinued. Upon substitution of an Index, we will calculate your Index Performance on the existing Index up until the date of substitution and the substitute Index from the date of substitution to the Term End Date. The Index Performance as of the Term End Date will be equal to the return from having invested in the initial Index up to the substitution date and then investing in the substitute Index from the date of substitution to the Term End Date assuming no withdrawals or transfers based on the following formula: (initial Index at Index substitution date / initial Index at Term Start Date) x (substituted Index at Term End Date / substituted Index at substitution date) -
1. An Index substitution will not change the Term, Shield Rate, Cap Rate or Step Rate for an existing Shield Option.

   See Appendix B for an Index substitution Investment Amount example.

INDEX VALUE

   The Index Value of an Index, on a Business Day, is the published closing value of the Index on that Business Day. The Index Value on any day that is not a Business Day is the value as of the prior Business Day. We will use consistent sources to obtain Index Values. If these sources are no longer available for specific indices, we will select an alternative published source(s) for these Index Values.

INDEX PERFORMANCE

   The Performance Rate of a Shield Option is based on the performance of an Index. Index Performance is the percentage change in an Index Value measured from the Term Start Date to any day, including the Term End Date, within the Term. The Index Performance can be positive, zero or negative.

                                 SHIELD RATES

   The Shield Rate is accrued from the Term Start Date to the Term End Date, and the full Shield Rate only applies if you hold the Shield Option until the Term End Date. The Shield Rate for each Shield Option is the amount of any negative Index Performance that is absorbed by us at the Term End Date. Any negative Index Performance beyond the Shield Rate will reduce the Investment Amount. You should also keep in mind that if Index Performance is negative, the Performance Rate can never be greater than zero.

   We currently offer the following Shield Rates--Shield 10, Shield 15 and Shield 25:

                       ---------------------------------
                        Shield Rate  Downside Protection
                       ---------------------------------
                        Shield 10         up to 10%
                       ---------------------------------
                        Shield 15         up to 15%
                       ---------------------------------
                        Shield 25         up to 25%
                       ---------------------------------

   For example, a -15% Index Performance with a 10% Shield Rate will result in a -5% Performance Rate; or, a -10% Index Performance with a 25% Shield Rate will result in a 0% Performance Rate. The Shield Rate may vary between Shield Options and it is not an annual rate.

   In deciding whether to choose a Shield Option with a higher Shield Rate, you should consider that Shield Options with higher Shield Rates tend to have lower Cap Rates and Step Rates, as applicable, than Shield Options with lower Shield Rates that have the same index and term.

                             RATE CREDITING TYPES

CAP RATE

   The Cap Rate is the maximum rate that may be credited at the Term End Date based on Index Performance. For example, a 15% Index Performance with a 10% Cap Rate will result in a 10% Performance Rate; or, a 5% Index Performance with a 10% Cap Rate will result in a 5% Performance Rate. THE CAP RATE MAY VARY BETWEEN SHIELD OPTIONS AND IT IS NOT AN ANNUAL RATE. The Cap Rate is measured from the Term Start Date to the Term End Date, and the full Cap Rate only applies if you hold the Shield Option until the Term End Date. For renewals into the same Shield Option a new Cap Rate is declared for each subsequent Term, and such rate will not be less than the Minimum Guaranteed Cap Rate stated in your Contract, but will not be less than 1% for Shield Options with a 1-Year term, 3% for Shield Options with a 3-Year term and 6% for Shield Options with a 6-Year term. A thirty (30) day advance written Notice will be mailed to you indicating your maturing Shield Options and how you can obtain the new Cap Rates and Step Rates for the available Shield Options and the interest rate for the Fixed Account. At the Term End Date, the Investment Amount will automatically be renewed into the same Shield Option, with the new Cap Rate, unless you elect to transfer such amount into a different Shield Option(s) or the Fixed Account. See "TRANSFERS."

STEP RATE

   The Step Rate is the rate credited at the Term End Date if the Index Performance is equal to or greater than zero. For example, a 15% Index Performance with a 10% Step Rate will result in a 10% Performance Rate; or, a 5% Index Performance with a 10% Step Rate will result in a 10% Performance Rate. The Step Rate is measured from the Term Start Date to the Term End Date, and the full Step Rate only applies if you hold the Shield Option until the Term End Date. THE STEP RATE MAY VARY BETWEEN SHIELD OPTIONS AND IT IS NOT AN ANNUAL RATE. For renewals into the same Shield Option a new Step Rate is declared for each subsequent Term, and such rate will not be less than Minimum Guaranteed Step Rate stated in your Contract, but will not be less than 1% for Shield Options with a 1-Year term and 3% for Shield Options with a 3-Year term. A thirty (30) day advance written Notice will be mailed to you indicating your maturing Shield Options and how you can obtain the new Step Rates and Cap Rates for the available Shield Options and the interest rate for the Fixed Account. At the Term End Date, the Investment Amount will automatically be renewed into the same Shield Option, with the new Step Rate, unless you elect to transfer such amount into a different Shield Option(s) or the Fixed Account. See "TRANSFERS."

   In deciding whether to purchase a Shield Option with a Cap Rate or a Step Rate, you should consider that Step Rates are generally lower than Cap Rates. If Index Performance is equal to or greater than zero but less than the Step Rate, and you chose a Cap Rate for your Shield Option, your Performance Rate Adjustment will be lower than it otherwise would be had you chosen a Step Rate. Alternatively, if the Index Performance is positive and exceeds the Step Rate, and you chose a Step Rate for your Shield Option, your Performance Rate Adjustment will be lower than it would otherwise be had you chosen a Cap Rate. For example, if you chose a Shield Option with a 10% Cap Rate and there is a 15% Index Performance, your Performance Rate is 10%; however, if instead you were to choose a Shield Option with an 8% Step Rate, your Performance Rate would instead be 8%. Alternatively, if you chose a Shield Option with a 10% Cap Rate and there is a 0% Index Performance your Performance Rate is 0%; however, if instead you were to choose a Shield Option with an 8% Step Rate, your Performance Rate would be 8%.

   In addition, if you purchase a Contract with the optional Return of Premium death benefit, the Cap Rates and Step Rates set for your Shield Options under the Contract will be lower than the Cap Rates and Step Rates that you would have received had you purchased the Contract without this optional death benefit.

                 ADDITION OR DISCONTINUANCE OF A SHIELD OPTION

   A Shield Option will always be available; however, we can add or discontinue any Shield Option. When a change is made to a Shield Option or an Index, or changed subsequent to the Issue Date, we will send a notification describing any changes to the Shield Option, as required by law. This change will take effect under your Contract as of the next Contract Anniversary for any allowable transfers into the Shield Option(s). If you are currently allocated in a Shield Option which is no longer available, you will remain in that Shield Option until the Term End Date, but that Shield Option will no longer be available following the Term End Date. For more on transfers and renewals, see "TRANSFERS."

                               INVESTMENT AMOUNT

   The Investment Amount, for each Shield Option, is the amount that is allocated to the Shield Option and subsequently reflects all withdrawals and adjustments at the Term End Date. The Investment Amount will be reduced for any withdrawal by the same percentage that the withdrawal reduces the Interim Value attributable to that Shield Option.

             CALCULATING YOUR INVESTMENT AMOUNT ON A TERM END DATE

   On the Term End Date, we apply the Performance Rate Adjustment to your Investment Amount. The Performance Rate Adjustment is based on the Performance Rate, which is the rate credited at the Term End Date. The Performance Rate is determined by the Index Performance adjusted for the applicable Shield Rate, Cap Rate or Step Rate. The Performance Rate can be positive, zero or negative and is determined as follows:

                            IF INDEX PERFORMANCE (CAN BE POSITIVE,
   SHIELD OPTION TYPE:               ZERO OR NEGATIVE) IS:               PERFORMANCE RATE WILL EQUAL:
-----------------------------------------------------------------------------------------------------------
Shield Options with a Cap   less than or equal to zero               the lesser of: zero or the Index
Rate                                                                 Performance increased by the Shield
                                                                     Rate (For example: a -15% Index
                                                                     Performance with a Shield 10 will
                                                                     result in a -5% Performance Rate. The
                                                                     Performance Rate can never be greater
                                                                     than zero if the Index Performance is
                                                                     negative.)

                            greater than zero and less than the Cap  the Index Performance
                            Rate

                            greater than zero and equals or          the Cap Rate
                            exceeds the Cap Rate
-----------------------------------------------------------------------------------------------------------
Shield Options with a Step  less than zero                           the lesser of: zero or the Index
Rate                                                                 Performance increased by the Shield
                                                                     Rate (For example: a -15% Index
                                                                     Performance with a Shield 10 will
                                                                     result in a -5% Performance Rate. The
                                                                     Performance Rate can never be greater
                                                                     than zero if the Index Performance is
                                                                     negative.)

                            equal to or greater than zero            the Step Rate
-----------------------------------------------------------------------------------------------------------

EXAMPLES

   Example 1 set forth below, as well as Examples 2-4 found throughout this prospectus, are intended to illustrate how various features of your Contract work. The examples will use hypothetical "Owner 1" to illustrate the following concepts:

   Example 1--Calculating your Investment Amount on a Term End Date (See below.) Example 2--Calculating your Interim Value (See "INTERIM VALUE CALCULATION.") Example 3--Withdrawals (See "WITHDRAWAL PROVISIONS.")
   Example 4--Transfers (See "TRANSFERS.")

   These examples should not be considered a representation of past or future performance for any Shield Option. Actual performance may be greater or less than those shown in the examples. Similarly, the Index Values in the examples are not an estimate or guarantee of future Index Performance.

   The rates for the Rate Crediting Types shown in the following examples are for illustrative purposes only and may not reflect actual declared rates.

   Values are rounded for display purposes only.

EXAMPLE 1--CALCULATING YOUR INVESTMENT AMOUNT ON A TERM END DATE

   Examples 1A and 1B are intended to show how the Investment Amount on a Term End Date is calculated. In both examples assume Owner 1 allocates her $50,000 Purchase Payment into a one Year Term / Shield 10 / S&P 500(R) Index and she allows her allocation to roll over from year to year for five years. In Example 1A she has selected the Shield 10 S&P 500(R) Index with a Cap Rate of 10%. In Example 1B she has selected the Shield 10 S&P 500(R) Index with a Step Rate of 8%. For purposes of both examples, assume no withdrawals are made during the five year example period, the Example 1A Cap Rate stays at 10% for all five years and the Example 1B Step Rate stays at 8% for all five years. If a withdrawal were made, a Withdrawal Charge and an Interim Value calculation may apply; and consequently the Investment Amount for the Term would be adjusted accordingly.

Example 1A--Shield Option with Cap Rate:

   Owner 1 allocates her $50,000 Purchase Payment into a one Year Term / Shield 10 / S&P 500(R) Index with a Cap Rate of 10% and lets it roll over year after year for five years. The following example illustrates how her initial $50,000 Purchase Payment could perform over a five-year period given fluctuating Index Values. For renewals into the same Shield Option a new Cap Rate would be declared and go into effect on the Contract Anniversary that coincides with the beginning of the new Shield Option.

                                    [CHART]



Contract Year                                 1       2       3       4       5
----------------------------------------------------------------------------------
Investment Amount at Term Start Date/(1)/  $50,000 $55,000 $57,750 $57,750 $57,750
----------------------------------------------------------------------------------
Index Value at Term Start Date              1,000   1,200   1,260   1,260   1,197
----------------------------------------------------------------------------------
Index Value at Term End Date                1,200   1,260   1,260   1,197   1,017
----------------------------------------------------------------------------------
Index Performance/(2)/                       20%     5%      0%      -5%    -15%
----------------------------------------------------------------------------------
Cap Rate                                     10%     10%     10%     10%     10%
----------------------------------------------------------------------------------
Shield Rate                                  10%     10%     10%     10%     10%
----------------------------------------------------------------------------------
Performance Rate (one year)/(3)/             10%     5%      0%      0%      -5%
----------------------------------------------------------------------------------
Performance Rate Adjustment/(4)/           $5,000  $2,750    $0      $0    -$2,888
----------------------------------------------------------------------------------
INVESTMENT AMOUNT AT TERM END DATE/(5)/    $55,000 $57,750 $57,750 $57,750 $54,862

   -------
   Notes to the table above:

 /(1)/Investment Amount at Term Start Date in year one is the $50,000 Purchase
      Payment. In years two through five, the Investment Amount at Term Start Date would be $55,000, $57,750, $57,750 and $57,750, respectively, which was the Investment Amount at Term End Date for the prior year.

 /(2)/Index Performance is equal to the percentage change in the Index Value measured from the Term Start Date to the Term End Date. For example, in year one, Index Performance is calculated as follows:

    (1,200 [Index Value at Term End Date] -- 1,000 [Index Value at Term Start
                Date]) / 1,000 [Index Value at Term Start Date] = 20%

 /(3)/In year one, Index Performance exceeds the Cap Rate and therefore the Performance Rate is equal to the Cap Rate. In years two and three the Performance Rate is equal to the Index Performance because the Index Performance is not negative and does not exceed the Cap Rate. In year four the Performance Rate is 0% because the Index Performance is -5% and the Shield 10 absorbs up to 10% of the negative Index Performance. In year five, the Performance Rate is -5% because the Index Performance is -15% and the Shield 10 absorbs up to 10% of negative Index Performance.

 /(4)/The Performance Rate Adjustment is equal to the product of the Investment
      Amount at the Term Start Date adjusted for any withdrawals (there are no withdrawals in the example) multiplied by the Performance Rate. For example, in year one the Performance Rate Adjustment is calculated as follows:

      $50,000 [Investment Amount at Term Start Date] x 10% [Performance Rate] =
                                       $5,000

 /(5)/The Investment Amount at the Term End Date is equal to the Investment
      Amount at Term Start Date adjusted for any withdrawals (there are no withdrawals in the example) plus the Performance Rate Adjustment. For example, in year one the Investment Amount at the Term End Date is calculated as follows:

      $50,000 [Investment Amount at Term Start Date] + $5,000 [Performance Rate
                                Adjustment] = $55,000

Example 1B--Shield Option with Step Rate:

   Owner 1 allocates her $50,000 Purchase Payment into a one Year Term / Shield 10 / S&P 500(R) Index with a Step Rate of 8% and lets it roll over year after year for five years. The following example illustrates how her initial $50,000 Purchase Payment could perform over a five-year period given fluctuating Index Values. For renewals into the same Shield Option a new Step Rate would be declared and go into effect on the Contract Anniversary that coincides with the beginning of the new Shield Option.

                                    [CHART]

Contract Year                                 1       2       3       4       5
----------------------------------------------------------------------------------
Investment Amount at Term Start Date/(1)/  $50,000 $54,000 $58,320 $62,986 $62,986
----------------------------------------------------------------------------------
Index Value at Term Start Date              1,000   1,050   1,260   1,260   1,134
----------------------------------------------------------------------------------
Index Value at Term End Date                1,050   1,260   1,260   1,134    964
----------------------------------------------------------------------------------
Index Performance/(2)/                       5%      20%     0%     -10%    -15%
----------------------------------------------------------------------------------
Step Rate                                    8%      8%      8%      8%      8%
----------------------------------------------------------------------------------
Shield Rate                                  10%     10%     10%     10%     10%
----------------------------------------------------------------------------------
Performance Rate (one year)/(3)/             8%      8%      8%      0%      -5%
----------------------------------------------------------------------------------
Performance Rate Adjustment/(4)/           $4,000  $4,320  $4,666    $0    -$3,149
----------------------------------------------------------------------------------
INVESTMENT AMOUNT AT TERM END DATE/(5)/    $54,000 $58,320 $62,986 $62,986 $59,837

   -------
   Notes to the table above:

 /(1)/Investment Amount at Term Start Date in year one is the $50,000 Purchase
      Payment. In years two through five, the Investment Amount at the Term Start Date would be $54,000, $58,320, $62,986 and $62,986, respectively, which was the Investment Amount at the Term End Date for the prior year.

 /(2)/Index Performance is equal to the percentage change in the Index Value measured from the Term Start Date to the Term End Date. For example, in year one, Index Performance is calculated as follows:

      (1,050 [Index Value at Term End Date] -- 1,000 [Index Value at Term Start
                Date]) / 1,000 [Index Value at Term Start Date]) = 5%

 /(3)/In years one, two and three the Performance Rate is equal to the Step
      Rate because the Index Performance is positive or zero. It should be noted that although Index Performance was 20% in year two, the Performance Rate is capped at 8% by the Step Rate. In year four the Performance Rate is 0% because the Index Performance is -10% and the Shield 10 absorbs up to 10% of the negative Index Performance. In year five, the Performance Rate is -5% because the Index Performance is -15% and the Shield 10 absorbs up to 10% of the negative Index Performance.

 /(4)/The Performance Rate Adjustment is equal to the product of the Investment
      Amount at the Term Start Date adjusted for any withdrawals (there are no withdrawals in the example) multiplied by the Performance Rate. For example, in year one the Performance Rate Adjustment is calculated as follows:

      $50,000 [Investment Amount at Term Start Date] x 8% [Performance Rate] =
                                       $4,000

 /(5)/The Investment Amount at the Term End Date is equal to the Investment
      Amount at Term Start Date adjusted for any withdrawals (there are no withdrawals in the example) plus the Performance Rate Adjustment. For example, in year one the Investment Amount at the Term End Date is calculated as follows:

      $50,000 [Investment Amount at Term Start Date] + $4,000 [Performance Rate
                                Adjustment] = $54,000

                           INTERIM VALUE CALCULATION

   Your Investment Amount in each Shield Option on the Term End Date is calculated as described above "Calculating your Investment Amount on a Term End Date". In setting the various rates we use in calculating the Investment Amount, we assume that you are going to hold a Shield Option until the Term End Date. Nevertheless, you have the right under the Contract to make withdrawals, Surrender the Contract or annuitize before the Term End Date. Therefore, we calculate an Interim Value on each Business Day between the Term Start Date and prior to the Term End Date that you make a withdrawal, Surrender the Contract, annuitize or we pay a death benefit. It is equal to the Investment Amount at the Term Start Date, adjusted for any withdrawals, in the Shield Option, adjusted for the Index Performance of the associated Index and subject to the applicable Accrued Shield Rate, Accrued Cap Rate or Accrued Step Rate. A withdrawal from a Shield Option will reduce your Interim Value by the amount withdrawn on the date of withdrawal. The Interim Value calculation is different than the calculation we use to calculate the Investment Amount for a Shield Option on the Term End Date. Prior to the Term End Date, we use the Interim Value to calculate the amount that is available for (1) annuitizations;
(2) death benefits; (3) withdrawals; or (4) Surrenders.

ACCRUED SHIELD RATE FOR INTERIM VALUE CALCULATION

   The Accrued Shield Rate is the portion of the Shield Rate that has accrued from the Term Start Date to any day within the Term. This is the amount that will be applied in calculating the Interim Value on any day prior to the Term End Date if Index Performance is less than zero. The Accrued Shield Rate is equal to the Shield Rate multiplied by the number of days elapsed since the Term Start Date, divided by the total number of days in the Term. You get more of the Shield Rate the closer you are to the Term End Date.

ACCRUED CAP RATE FOR INTERIM VALUE CALCULATION

   The Accrued Cap Rate is the portion of the Cap Rate that has accrued from the Term Start Date to any day within the Term. This is the maximum Index Performance that may be applied in calculating the Interim Value on any day prior to the Term End Date if Index Performance is greater than zero. The Accrued Cap Rate is equal to the Cap Rate multiplied by the number of days elapsed since the Term Start Date, divided by the total number of days in the Term.

ACCRUED STEP RATE FOR INTERIM VALUE CALCULATION

   The Accrued Step Rate is the portion of the Step Rate that has accrued from the Term Start Date to any day within the Term. This is the rate that will be applied in calculating the Interim Value on any day prior to the Term End Date if Index Performance is equal to or greater than zero. The Accrued Step Rate is equal to the Step Rate multiplied by the number of days elapsed since the Term Start Date, divided by the total number of days in the Term.

   For purposes of determining the Accrued Shield Rate, Accrued Cap Rate and Accrued Step Rate, the total number of days in each calendar year of a Term is 365.

   PERFORMANCE RATE FOR DETERMINATION OF INTERIM VALUE. The Performance Rate during a particular Term is the Index Performance, adjusted for the applicable Accrued Shield Rate, Accrued Cap Rate or Accrued Step Rate.

   As noted above, the Interim Value is calculated using accrued values for the Shield Rate, Cap Rate and Step Rate. So if you annuitize, die, make a withdrawal, Surrender or cancel your Contract before the Term End Date, you will not receive the full benefit of the Shield Rate, Cap Rate or Step Rate but instead will receive the accrued percentage to the date of the annuitization, date of the payment of the death benefit, withdrawal or Surrender. In addition, a withdrawal from a Shield Option will reduce your Interim Value by the amount withdrawn on the date of the withdrawal. For example if you have a Shield Option with a Term Start Date of February 15, 2015, a 6 year Term, a Shield 10 and a 20% Cap Rate and you make a withdrawal on February 15, 2018, halfway through your Term, the Interim Value will be calculated using your Accrued Shield Rate and Accrued Cap Rate. That means your Accrued Shield Rate will be 5% and your Accrued Cap Rate will be 10%. The accrued rates are calculated as follows:

   The Shield Rate (10%) is multiplied by the number of days elapsed since the Term Start Date (1095) and divided by the total number of days in the Term
(2190), so the Accrued Shield Rate is 5%.

   The Cap Rate (20%) is multiplied by the number of days elapsed since the Term Start Date (1095) and divided by the total number of days in the Term
(2190), so the Accrued Cap Rate is 10%.

   An Accrued Step Rate is calculated in the same manner--the Step Rate is multiplied by the number of days elapsed since the Term Start Date and divided by the total number of days in the Term. For example, if the Step Rate is 8% and the total number of days in the Term is 2190 and 1095 days have elapsed, then the Step Rate (8%) is multiplied by 1095 and divided by 2190 to arrive at an Accrued Step Rate of 4%.

EXAMPLE 2--CALCULATING YOUR INTERIM VALUE

   Examples 2A and 2B are intended to show how an Interim Value is calculated. An Interim Value Calculation will be made if you annuitize, die, make a withdrawal, Surrender or cancel your Contract before the Term End Date. In both examples assume Owner 1 allocates her $50,000 Purchase Payment on February 1, 2015 to a three Year Term / Shield 15 / S&P 500(R) Index with a Cap Rate of 30%. Example 2A will illustrate an Interim Value calculation with positive Index Performance and Example 2B will illustrate an Interim Value calculation with negative Index Performance. For purposes of these examples, assume the activity that triggers the Interim Value calculation occurs on February 1, 2016 and that there are no withdrawals made as of the date the Interim Value is calculated.

Example 2A--Positive Index Performance:

          Term Start Date                            February 1, 2015
          ------------------------------------------------------------
          Investment Amount at Term Start Date           $50,000
          ------------------------------------------------------------
          Shield Rate                                   Shield 15
          ------------------------------------------------------------
          Cap Rate                                         30%
          ------------------------------------------------------------
          Index Value on February 1, 2015                  500
          ------------------------------------------------------------
          Date of Interim Value Calculation          February 1, 2016
          ------------------------------------------------------------
          Index Value on February 1, 2016                  600
          ------------------------------------------------------------
          Index Performance/(1)/                           20%
          ------------------------------------------------------------
          Accrued Cap Rate/(2)/                            10%
          ------------------------------------------------------------
          Performance Rate/(3)/                            10%
          ------------------------------------------------------------
          Performance Rate Adjustment/(4)/                $5,000
          ------------------------------------------------------------
          Interim Value as of February 1, 2016/(5)/      $55,000

----------
Notes to the table above:

/(1)/Index Performance is equal to the percentage change in the Index Value measured from the Term Start Date to the date of the Interim Value calculation. Index Performance is calculated as follows:

(600 [Index Value on date of Interim Value calculation] -- 500 [Index Value at
        Term Start Date]) / 500 [Index Value at Term Start Date] = 20%

/(2)/The Accrued Cap Rate is equal to the Cap Rate multiplied by the number of days elapsed since the Term Start Date divided by the total number of days in the Term. The Accrued Cap Rate is calculated as follows:

30% [Cap Rate] x 365 [number of days elapsed since the Term Start Date] / 1095
                   [total number of days in the Term] = 10%

/(3)/The Performance Rate is equal to the Accrued Cap Rate because it cannot exceed the Accrued Cap Rate even though the Index Performance was at 20%.

/(4)/The Performance Rate Adjustment is equal to the product of the Investment
     Amount at the Term Start Date adjusted for any withdrawals (there are no withdrawals in the example) multiplied by the Performance Rate. The Performance Rate Adjustment is calculated as follows:

$50,000 [Investment Amount at Term Start Date] x 10% [Performance Rate] = $5,000

/(5)/The Interim Value on February 1, 2016 is equal to the Investment Amount at the Term Start Date adjusted for any withdrawals (there are no withdrawals in the example) plus the Performance Rate Adjustment. The Interim Value is calculated as follows:

   $50,000 [Investment Amount at Term Start Date] + $5,000 [Performance Rate
                             Adjustment] = $55,000

Example 2B--Negative Index Performance:

Term Start Date                            February 1, 2015
------------------------------------------------------------
Investment Amount at Term Start Date           $50,000
------------------------------------------------------------
Shield Rate                                   Shield 15
------------------------------------------------------------
Cap Rate                                         30%
------------------------------------------------------------
Index Value on February 1, 2015                  500
------------------------------------------------------------
Date of Interim Value Calculation          February 1, 2016
------------------------------------------------------------
Index Value on February 1, 2016                  400
------------------------------------------------------------
Index Performance/(1)/                           -20%
------------------------------------------------------------
Accrued Shield Rate/(2)/                          5%
------------------------------------------------------------
Performance Rate/(3)/                            -15%
------------------------------------------------------------
Performance Rate Adjustment/(4)/               -$7,500
------------------------------------------------------------
Interim Value as of February 1, 2016/(5)/      $42,500

----------
Notes to the table above:

/(1)/Index Performance is equal to the percentage change in the Index Value measured from the Term Start Date to the date of the Interim Value calculation. Therefore the Index Performance is calculated as follows:

(400 [Index Value on date of Interim Value calculation] -- 500 [Index Value at
       Term Start Date]) / 500 [Index Value at Term Start Date]) = -20%

/(2)/The Accrued Shield Rate is equal to the Shield Rate multiplied by the number of days elapsed since the Term Start Date divided by the total number of days in the Term. The Accrued Shield Rate is calculated as follows:

 15% [Shield Rate] x 365 [number of days elapsed since the Term Start Date] /
                 1095 [total number of days in the Term] = 5%

/(3)/The Performance Rate is -15% because the Index Performance is -20% and the
     Accrued Shield Rate of 5% absorbs up to 5% of the negative Index
     Performance.

/(4)/The Performance Rate Adjustment is equal to the product of the Investment
     Amount at the Term Start Date adjusted for any withdrawals (there are no withdrawals in the example) multiplied by the Performance Rate. The Performance Rate Adjustment is calculated as follows:

  $50,000 [Investment Amount at Term Start Date] x -15% [Performance Rate] =
                                    -$7,500

/(5)/The Interim Value on February 1, 2016 is equal to the Investment Amount at the Term Start Date adjusted for any withdrawals (there are no withdrawals in the example) plus the Performance Rate Adjustment. The Interim Value is calculated as follows:

  $50,000 [Investment Amount at Term Start Date] + -$7,500 [Performance Rate
                             Adjustment] = $42,500

                              YOUR ACCOUNT VALUE

   Your Account Value is the total of the Fixed Account Value and the value of the Shield Option(s) under your Contract during the Accumulation Period.

                             WITHDRAWAL PROVISIONS

   Prior to the Annuity Date, you may, upon Notice to us, request a full or a partial withdrawal and we will withdraw that amount from your Account Value (the "Withdrawal Amount"). A withdrawal will result in a reduction to the Investment Amount in each Shield Option and the Fixed Account in the ratio that each Shield Option and the Fixed Account bears to the total Account Value, unless you instruct us otherwise. The amount payable to you will be a net amount equal to the Withdrawal Amount adjusted for any applicable Withdrawal Charge, Premium and Other Taxes. If applicable, the Withdrawal Charge is applied to the Withdrawal Amount that is in excess of the applicable Free Withdrawal Amount.

   The total Withdrawal Amount from the Account Value must not be less than the Minimum Partial Withdrawal Amount ($500). If the withdrawal would result in the Account Value being less than the Minimum Account Value, we will treat the withdrawal request as a request for a full withdrawal.

   If you request a full or partial withdrawal, the Withdrawal Amount after adjustments for any Withdrawal Charge will result in our paying you a net amount. The net amount payable to you is equal to (a)-(b)-(c), where:

      (a) is the amount withdrawn from the Account Value, and

      (b) is the Withdrawal Charge, if any, and

      (c) is the Premium and Other Taxes, if any.

   Since the Withdrawal Amount will reduce the Investment Amount for each Shield Option by the percentage reduction in the Interim Value of such Shield Option (i.e., a proportionate reduction), a withdrawal when Index Performance is negative will cause a greater percentage reduction in the remaining Investment Amount relative to the percentage reduction for the same Withdrawal Amount when Index Performance is positive. For example, assume you make a $100,000 Purchase Payment at Contract issue and allocate the Purchase Payment equally to two Shield Options so that each starts with $50,000. This amount is the initial Investment Amount. Assume in 6 months Shield Option A has an Interim Value of $65,000 and Shield Option B has an Interim Value of $45,000. Assume at this time you decide to make a withdrawal of $20,000. If the withdrawal is taken completely from Shield Option A, the reduction in the Interim Value is 30.77% ($20,000 / $65,000). The Investment Amount for Shield Option A would then be reduced to $34,615.38 ($50,000 x (1-30.77%)). The total Investment Amount is then

$84,615.38 ($34,615.38 + $50,000). If the entire withdrawal is taken from Shield Option B, the reduction in the Interim Value is 44.44% ($20,000 / $45,000). The Investment Amount for Shield Option B would be reduced to $27,777.78 ($50,000 x (1-44.44%)). The total Investment Amount is then $77,777.78 ($50,000 + $27,777.78).

   The remaining Investment Amount after a withdrawal will be used as the new Investment Amount for the Term until the Term End Date for that Shield Option.
A partial withdrawal from a Shield Option does not affect the Cap Rate or Step Rate, as applicable, and the Shield Rate that will apply to the remaining Investment Amounts that are held in the Shield Option through the Term End Date.

   After receipt of a Notice of withdrawal from you, we reserve the right to defer payment for a withdrawal for the period permitted by applicable law but not more than six (6) months for amounts in the Fixed Account.

   We will pay interest on any delayed withdrawal payment paid ten (10) Business Days or later after receipt by us of any Notice to complete the transaction. Interest will be paid in accordance with the laws and regulations in effect in the state of New York.

   DIVORCE. A withdrawal made pursuant to a divorce or separation agreement is subject to the same Withdrawal Charge provisions described in this section, if permissible under tax law. In addition, the withdrawal will reduce the Account Value and the death benefit. The withdrawal could have a significant negative impact on the death benefit.

WITHDRAWAL CHARGE

   We impose a Withdrawal Charge to reimburse us for contract sales expenses, including commissions and other distribution, promotion, and acquisition expenses. During the Accumulation Period, you can make a partial or complete withdrawal from your Contract.

   The Withdrawal Charge is the percentage of the amount withdrawn from the Account Value in a Contract Year in excess of the Free Withdrawal Amount.

   The Withdrawal Charge is calculated at the time of each withdrawal in accordance with the following:

           NUMBER OF COMPLETE CONTRACT
           YEARS SINCE ISSUE DATE       WITHDRAWAL CHARGE PERCENTAGE
           ---------------------------  ----------------------------
                    0                                7%
                    1                                7%
                    2                                6%
                    3                                6%
                    4                                5%
                    5                                5%
                   6 or more                         0%

   NOTE: For tax purposes, earnings from Non-Qualified Contracts are considered to come out first.

WHEN NO WITHDRAWAL CHARGE APPLIES

   In some cases we will not charge you the Withdrawal Charge when you make a withdrawal. We may, however, ask you to prove that you meet any of the following conditions:

      (i) Maturity of the Contract;

      (ii) Payment of the death benefit;

      (iii) Application of your Account Value to an Annuity Option;

      (iv) If the withdrawal is to avoid required Federal income tax penalties or to satisfy Federal income tax rules concerning minimum distribution requirements that apply to your Contract, except for RMDs on a decedent Roth IRA. For purposes of this exception, we assume that the Contract is the only contract or funding vehicle from which distributions are required to be taken and we will ignore all other Account Values;

      (v) If you properly "recharacterize" as permitted under Federal tax law your Traditional IRA Contract or Roth IRA Contract issued by us;

      (vi) If we agree in writing that none will apply. For example, if you transfer your Account Value to another approved annuity contract issued by us or one of our affiliates;

      (vii) Withdrawals pursuant to either the Nursing Home Exception or the Terminal Illness Exception (see below); or

      (viii) Withdrawals up to the Free Withdrawal Amount.

   Nursing Home Exception/Terminal Illness Exception. After the first Contract Year, a Withdrawal Charge which would otherwise apply to a withdrawal will be waived, if you, or your Joint Owner:

  . (Nursing Home Exception) Has been a resident of certain nursing home facilities or a hospital for a minimum of 90 consecutive days or for a minimum total of 90 days where there is no more than a 6-month break in that residency and the residencies are for related causes, where you have exercised this right no later than 90 days after exiting the nursing home facility or hospital. The confinement must be prescribed by a physician and be medically necessary; or

  . (Terminal Illness Exception) Is diagnosed with a terminal illness and not expected to live more than 12 months (a physician certifies to your illness and life expectancy) and you were not diagnosed with the terminal illness as of the date we issued your Contract.

   This Contract feature is only available if you are less than 80 years old on the Contract Issue Date and terminates on the Annuity Date. This Contract feature is free of charge. Additional conditions and requirements apply and are specified in the rider(s) that are part of your Contract.

   FREE WITHDRAWAL AMOUNT. After the first Contract Year, you may withdraw a portion of your Account Value free from any Withdrawal Charge. The Free Withdrawal Amount each Contract Year is equal to 10% of your Account Value as of the prior Contract Anniversary, less the total amount withdrawn from the Account Value in the current Contract Year. The Free Withdrawal Amount is non-cumulative and is not carried over to other Contract Years.

EXAMPLE 3--WITHDRAWALS

   Examples 3A and 3B are intended to show how withdrawals work. In both examples assume that Owner 1 allocates her $50,000 Purchase Payment on February 1, 2015 to the three Year Term / Shield 15 / S&P 500(R) Index with a Cap Rate of 30%. Example 3A will illustrate a withdrawal when Index Performance is positive and assumes no Withdrawal Charge applies due to a Withdrawal Charge waiver. Example 3B will illustrate a withdrawal when Index Performance is negative and an 7% Withdrawal Charge is applied. In both examples, Owner 1 takes only one $20,000 withdrawal on February 1, 2016. The remaining Investment Amount after a withdrawal will be used as the new Investment Amount for the Term until the Term End Date for that Shield Option (assuming no additional withdrawals).

Example 3A--Positive Index Performance and no Withdrawal Charge:

  Term Start Date                                           February 1, 2015
  ---------------------------------------------------------------------------
  Investment Amount at Term Start Date                          $50,000
  ---------------------------------------------------------------------------
  Shield Rate                                                  Shield 15
  ---------------------------------------------------------------------------
  Cap Rate                                                        30%
  ---------------------------------------------------------------------------
  Index Value at Term Start Date                                  500
  ---------------------------------------------------------------------------
  Date of Interim Value Calculation                         February 1, 2016
  ---------------------------------------------------------------------------
  Index Value on February 1, 2016                                 600
  ---------------------------------------------------------------------------
  Index Performance/(1)/                                          20%
  ---------------------------------------------------------------------------
  Accrued Cap Rate/(2)/                                           10%
  ---------------------------------------------------------------------------
  Performance Rate/(3)/                                           10%
  ---------------------------------------------------------------------------
  Performance Rate Adjustment/(4)/                               $5,000
  ---------------------------------------------------------------------------
  Interim Value as of February 1, 2016/(5)/                     $55,000
  ---------------------------------------------------------------------------
  Withdrawal Amount taken on February 1, 2016                   $20,000
  ---------------------------------------------------------------------------
  Investment Amount adjusted for any withdrawals/(6)/           $31,818
  ---------------------------------------------------------------------------
  Net Proceeds from withdrawal paid to Contract Owner/(7)/      $20,000
  ---------------------------------------------------------------------------
  Index Value at Term End Date (February 1, 2018)                 700
  ---------------------------------------------------------------------------
  Index Performance at Term End Date/(8)/                         40%
  ---------------------------------------------------------------------------
  Performance Rate at Term End Date/(9)/                          30%
  ---------------------------------------------------------------------------
  Performance Rate Adjustment at Term End Date/(10)/             $9,545
  ---------------------------------------------------------------------------
  Investment Amount at Term End Date/(11)/                      $41,363

----------
Notes to the table above:

/(1)/Index Performance is equal to the percentage change in the Index Value measured from the Term Start Date to the date of the Interim Value calculation. Index Performance is calculated as follows:

(600 [Index Value on date of Interim Value calculation] -- 500 [Index Value at
        Term Start Date]) / 500 [Index Value at Term Start Date]) = 20%

/(2)/The Accrued Cap Rate is equal to the Cap Rate multiplied by the number of days elapsed since the Term Start Date divided by the total number of days in the Term. The Accrued Cap Rate is calculated as follows:

  30% [Cap rate] x 365 [number of days elapsed since Term Start Date] / 1095
                   [total number of days in the Term] = 10%

/(3)/The Performance Rate is equal to the Accrued Cap Rate because it cannot exceed the Accrued Cap Rate even though Index Performance was at 20%.

/(4)/The Performance Rate Adjustment is equal to the product of the Investment
     Amount at the Term Start Date adjusted for any withdrawals (no withdrawals have been taken so far) multiplied by the Performance Rate. The Performance Rate Adjustment is calculated as follows:

$50,000 [Investment Amount at Term Start Date] x 10% [Performance Rate] = $5,000

/(5)/The Interim Value on February 1, 2016 is equal to the Investment Amount at the Term Start Date plus the Performance Rate Adjustment. This is the amount in the Shield Option selected that would be available if you annuitize, die, make a withdrawal, Surrender or cancel your Contract on that date. The Interim Value is calculated as follows:

   $50,000 [Investment Amount at Term Start Date] + $5,000 [Performance Rate
                             Adjustment] = $55,000

/(6)/The Investment Amount is reduced proportionally by the withdrawal taken based on the reduction in Interim Value. Therefore, the Investment Amount adjusted for any withdrawals is calculated as follows:

$50,000 [Investment Amount on February 1, 2015 ] x (1-$20,000 [gross withdrawal amount on February 1, 2016] / $55,000 [Interim Value as of February 1, 2016]) =
                                    $31,818

   The proportionally reduced Investment Amount is used as the new Investment Amount for the Term until the Term End Date for this Shield Option (assuming no additional withdrawals.)

/(7)/The net amount payable to the Contact Owner is equal to the amount withdrawn minus the Withdrawal Charge. The net amount payable is calculated as follows:

         $20,000 [amount withdrawn] -$0 [Withdrawal Charge] = $20,000.

/(8)/Index Performance at the Term End Date is equal to the percentage change in the Index Value measured from the Term Start Date to the Term End Date. Index Performance at the Term End Date is calculated as follows:

(700 [Index Value at Term End Date] -- 500 [Index Value at Term Start Date]) /
                  500 [Index Value at Term Start Date] = 40%

/(9)/Index Performance at the Term End Date exceeds the Cap Rate and therefore the Performance Rate at the Term End Date is equal to the Cap Rate.

/(10)/The Performance Rate Adjustment at the Term End Date is equal to the product of the Investment Amount at the Term Start Date adjusted for any withdrawals multiplied by the Performance Rate at the Term End Date. The Performance Rate Adjustment at the Term End Date is calculated as follows:

$31,818 [Investment Amount on February 1, 2015] x 30% [Performance Rate at Term
                              End Date] = $9,545

/(11)/The Investment Amount at the Term End Date is equal to the Investment
      Amount on February 1, 2016 adjusted for any withdrawals plus the Performance Rate Adjustment at Term End Date. The Investment Amount at the Term End Date is calculated as follows:

  $31,818 [Investment Amount on February 1, 2015] + $9,545 [Performance Rate
                    Adjustment at Term End Date] = $41,363

Example 3B--Negative Index Performance and Withdrawal Charge:

  ---------------------------------------------------------------------------
  Term Start Date                                           February 1, 2015
  ---------------------------------------------------------------------------
  Investment Amount at Term Start Date                          $50,000
  ---------------------------------------------------------------------------
  Shield Rate                                                  Shield 15
  ---------------------------------------------------------------------------
  Cap Rate                                                        30%
  ---------------------------------------------------------------------------
  Index Value at Term Start Date                                  500
  ---------------------------------------------------------------------------
  Date of Interim Value Calculation                         February 1, 2016
  ---------------------------------------------------------------------------
  Index Value on February 1, 2016                                 400
  ---------------------------------------------------------------------------
  Index Performance/(1)/                                          -20%
  ---------------------------------------------------------------------------
  Accrued Shield Rate/(2)/                                         5%
  ---------------------------------------------------------------------------
  Performance Rate/(3)/                                           -15%
  ---------------------------------------------------------------------------
  Performance Rate Adjustment/(4)/                              -$7,500
  ---------------------------------------------------------------------------
  Interim Value as of February 1, 2016/(5)/                     $42,500
  ---------------------------------------------------------------------------
  Withdrawal Amount taken on February 1, 2016                   $20,000
  ---------------------------------------------------------------------------
  Investment Amount adjusted for any withdrawals/(6)/           $26,471
  ---------------------------------------------------------------------------
  Free Withdrawal Amount/(7)/                                    $4,250
  ---------------------------------------------------------------------------
  Withdrawal Charge Amount/(8)/                                  $1,103
  ---------------------------------------------------------------------------
  Net Proceeds from Withdrawal paid to Contract Owner/(9)/      $18,897
  ---------------------------------------------------------------------------
  Index Value at Term End Date (February 1, 2018)                 450
  ---------------------------------------------------------------------------
  Index Performance at Term Date/(10)/                            -10%
  ---------------------------------------------------------------------------
  Performance Rate at Term End Date/(11)/                          0%
  ---------------------------------------------------------------------------
  Performance Rate Adjustment at Term End Date/(12)/               $0
  ---------------------------------------------------------------------------
  Investment Amount at Term End Date/(13)/                      $26,471
  ---------------------------------------------------------------------------

----------
Notes to the table above:

/(1)/Index Performance is equal to the percentage change in the Index Value measured from the Term Start Date to the date of the Interim Value calculation. Index Performance is calculated as follows:

(400 [Index Value on date of Interim Value calculation] -- 500 [Index Value at
       Term Start Date]) / 500 [Index Value at Term Start Date]) = -20%

/(2)/The Accrued Shield Rate is equal to the Shield Rate multiplied by the number of days elapsed since the Term Start Date divided by the total number of days in the Term. The Accrued Shield Rate is calculated as follows:

 15% [Shield Rate] x 365 [number of days elapsed since Term Start Date] / 1095
                    [total number of days in the Term] = 5%

/(3)/The Performance Rate is -15% because the Index Performance is -20% and the
     Accrued Shield Rate of 5% absorbs up to 5% of the negative Index
     Performance.

/(4)/The Performance Rate Adjustment is equal to the product of the Investment
     Amount at the Term Start Date adjusted for any withdrawals (no withdrawals have been taken so far) multiplied by the Performance Rate. The Performance Rate Adjustment is calculated as follows:

  $50,000 [Investment Amount at Term Start Date] x -15% [Performance Rate] =
                                    -$7,500

/(5)/The Interim Value on February 1, 2016 is equal to the Investment Amount at the Term Start Date adjusted for any withdrawals plus the Performance Rate Adjustment. This is the amount in the Shield Option selected that would be available if you annuitize, die, make a withdrawal, Surrender or cancel your Contract on that date. The Interim Value is calculated as follows:

  $50,000 [Investment Amount at Term Start Date] + -$7,500 [Performance Rate
                             Adjustment] = $42,500

/(6)/The Investment Amount is reduced proportionally by the withdrawal taken based on the reduction in Interim Value. Therefore, the Investment Amount adjusted for any withdrawals is calculated as follows:

    $50,000 [Investment Amount as of February 1, 2015] x (1-$20,000 [gross withdrawal amount on February 1, 2016]) / $42,500 [Interim Value as of
                          February 1, 2016] = $26,471

   The proportionally reduced Investment Amount will be used as the new Investment Amount for the Term until the Term End Date for this Shield Option (assuming no additional withdrawals.)

/(7)/The Free Withdrawal Amount is the value as of the most recent Contract
     Anniversary multiplied by the Free Withdrawal Amount Percentage. The Free Withdrawal Amount is calculated as follows:

$42,500 [InterimValue as of February 1, 2016] x 10% [Free Withdrawal Amount
                percentage] = $4,250

/(8)/The Withdrawal Charge Amount is the gross withdrawal amount minus the Free
     Withdrawal Amount multiplied by the Withdrawal Charge.

  ($20,000 [gross withdrawal amount] -$4,250 [Free Withdrawal Amount*]) x 7%
                         [Withdrawal Charge] = $1,103

/(9)/The net amount payable to the Contact Owner is equal to the amount withdrawn minus the Withdrawal Charge. The net amount payable is calculated as follows:

       $20,000 [amount withdrawn] -$1,103 [Withdrawal Charge] = $18,897

/(10)/Index Performance at the Term End Date is equal to the percentage change in the Index Value measured from the Term Start Date to the Term End Date. Index Performance at the Term End Date is calculated as follows:

(450 [Index Value at Term End Date] -- 500 [Index Value at Term Start Date]) /
                  500 [Index Value at Term Start Date] = -10%

/(11)/The Performance rate at the Term End Date is 0% because the Index
      Performance at the Term End Date is -10% and the Shield 15 absorbs up to 15% of the negative Index Performance.

/(12)/The Performance Rate Adjustment at the Term End Date is equal to the product of the Investment Amount at the Term Start Date adjusted for any withdrawals multiplied by the Performance Rate at the Term End Date. The Performance Rate Adjustment at the Term End Date is calculated as follows:

$26,471 [Investment Amount on February 1, 2015] x 0% [Performance Rate at Term
                                End Date] = $0

/(13)/The Investment Amount at the Term End Date is equal to the Investment
      Amount on February 1, 2016 adjusted for any withdrawals plus the Performance Rate Adjustment at Term End Date. The Investment Amount at the Term End Date is calculated is calculated as follows:

    $26,471 [Investment Amount on February 1, 2015] + $0 [Performance Rate
                    Adjustment at Term End Date] = $26,471

                                   TRANSFERS

   During the Transfer Period you may make transfers to or from the Fixed Account and/or to or from the Shield Option(s) subject to the Minimum Allocation of $500. We must receive notification of your election to transfer, in a form satisfactory to us or by calling us at 1-800-343-8496, no later than five (5) calendar days after the Contract Anniversary on which the transfer will take place. Your financial representative can provide more information or you may contact our Annuity Service Office. You cannot make transfers outside the Transfer Period and transfers may not be made after the Annuity Date. To make a transfer from a Shield Option in which you have an Investment Amount the Shield Option must have reached its Term End Date. The Transfer Period is the five (5) days following the Contract Anniversary coinciding with the Term End Date and Interest Rate Term End Date, as applicable, for the Shield Option(s) and/or the Fixed Account. The effective date of such transfer is the first day of the Interest Rate Term and/or a Term(s) in which the transfer is made.

   During the Transfer Period, the Interim Value of each Shield Option will equal the Investment Amount in that Shield Option. After the Transfer Period, the Interim Value of that Shield Option is equal to the Investment Amount in the Shield Option, adjusted for the Index Performance of the associated Index and subject to the applicable Accrued Shield Rate, Accrued Cap Rate or Accrued Step Rate.

   At the Term End Date, the Investment Amount allocated to the Shield Option that has reached its Term End Date will automatically be renewed into the same Shield Option unless you elect to transfer into a different Shield Option or the Fixed Account. If the same Shield Option is no longer available at the end of the existing Term, these amounts will automatically transfer into the Fixed Account at the Term End Date, unless otherwise instructed by you. The amounts transferred to the Fixed Account must remain in the Fixed Account until the Interest Rate Term End Date (which, currently, will not be less than one
(1) year). If the Fixed Account is not available, these amounts will automatically transfer into the Shield Option with, in order of priority, the shortest Term, the highest Shield Rate and the lowest Cap Rate, from the Shield Options available at the Term End Date, unless otherwise instructed by you. You have the Transfer Period to notify us if you want to transfer some or all of your Investment Amount to a new Shield Option(s) or the Fixed Account.

   RENEWALS. For renewals into the same Shield Option, a new Cap Rate or Step Rate, as applicable, will be declared and will go into effect on the Contract Anniversary that coincides with the beginning of the new Shield Option.

EXAMPLE 4--TRANSFERS

   Example 4 is intended to show how transfers work. Owner 1 allocates her $50,000 Purchase Payment on February 1, 2015 to the one Year Term / Shield 15 / S&P 500(R) Index with a Cap Rate of 10%. At the end of the one year Term, she transfers 50% of her one Year Term / Shield 15 / S&P 500(R) Index with a Cap Rate of 10% into a one Year Term / Shield 10 / S&P 500(R) Index with a Cap Rate of 15% and opts to let the remaining 50% of her Investment Amount automatically roll over.

   Shield Options prior to Transfer:

    -----------------------------------------------------------------------
                           CONTRACT YEAR                             1
    -----------------------------------------------------------------------
     Investment Amount at Term Start Date (February 1, 2015)      $50,000
    -----------------------------------------------------------------------
     Index Value at Term Start Date                                1,000
    -----------------------------------------------------------------------
     Index Value at Term End Date                                  1,200
    -----------------------------------------------------------------------
     Index Performance/(1)/                                         20%
    -----------------------------------------------------------------------
     Cap Rate                                                       10%
    -----------------------------------------------------------------------
     Shield Rate                                                 Shield 10
    -----------------------------------------------------------------------
     Performance Rate (one year)/(2)/                               10%
    -----------------------------------------------------------------------
     Performance Rate Adjustment/(3)/                             $5,000
    -----------------------------------------------------------------------
     Investment Amount at Term End Date (February 1, 2016)/(4)/   $55,000
    -----------------------------------------------------------------------

----------
Notes to the table above:

/(1)/Index Performance is equal to the percentage change in the Index Value measured from the Term Start Date to the Term End Date. Index Performance is calculated as follows:

   (1,200 [Index Value at Term End Date] -- 1,000 [Index Value at Term Start
             Date]) / 1000 [Index Value at Term Start Date]) = 20%

/(2)/Since Index Performance is greater than zero and exceeds the Cap Rate, the Performance Rate equals the Cap Rate.

/(3)/The Performance Rate Adjustment is equal to the product of the Investment
     Amount at the Term Start Date adjusted for any withdrawals (there are no withdrawals in the example) multiplied by the Performance Rate. The Performance Rate Adjustment is calculated as follows:

$50,000 [Investment Amount at Term Start Date] x 10% [Performance Rate] = $5,000

/(4)/The Investment Amount at Term End Date is equal to the Investment Amount at Term Start Date adjusted for any withdrawals (there are no withdrawals in the example) plus the Performance Rate Adjustment. The Investment Amount is calculated as follows:

   $50,000 [Investment Amount at Term Start Date] + $5,000 [Performance Rate
                             Adjustment] = $55,000

   Shield Options after Transfer:

-------------------------------------------------------------------------------------------------------
      CONTRACT YEAR                                             2
-------------------------------------------------------------------------------------------------------
                           One Year Term / Shield 15 / S&P      One Year Term / Shield 10 / S&P 500(R)
                           500(R) Index with a Cap Rate of 10%  Index with a Cap Rate of 15%
-------------------------------------------------------------------------------------------------------
Investment Amount at Term                $27,500                               $27,500
Start Date (February 1,
2016)/(1)/
-------------------------------------------------------------------------------------------------------

----------
Notes to the table above:

/(1)/The Investment Amount at Term End Date on February 1, 2016 is reallocated so that 50% is rolled over and 50% is allocated to a new Shield Option.

                                DEATH BENEFITS

   If you die during the Accumulation Period, we will pay a death benefit to your Beneficiary (or Beneficiaries). The standard death benefit for your Contract is described below. At the time you purchase the Contract you can select the optional Return of Premium death benefit. The decision to add the optional death benefit is made at application and is irrevocable. If you purchase a Contract with the optional Return of Premium death benefit, the Cap Rates and Step Rates set for your Shield Options under the Contract will be lower than the Cap Rates and Step Rates that you would have received had you purchased the Contract without this optional death benefit. The reduction in the Cap Rates and Step Rates will not exceed 60%. For example if you purchase a Contract without the

Return of Premium death benefit and you choose a Shield Option with a Cap Rate, such Cap Rate may be set at 10% compared to that same Shield Option purchased with the Return of Premium death benefit where such Cap Rate may be set as low as 4%. If you choose the optional death benefit, you receive the optional death benefit in place of the standard death benefit. In deciding whether to purchase the optional death benefit, you should consider the desirability of the benefit, relative to the lower Cap Rates and Step Rates that may be set under your Contract as compared to a Contract purchased without such benefit, and your needs. Unless you tell us otherwise, we will assume that you are purchasing the Contract with the standard death benefit and not the optional death benefit.

   If you have already been issued a Contract, please check your Contract and riders for the specific provisions applicable to you. We will require both due proof of death and an acceptable election for the payment method before any death benefit is paid. Our obligations are subject to all payments made and actions taken by us before our receipt of Notice of due proof of death. (See "General Death Benefit Provisions" below.)

STANDARD DEATH BENEFIT

   The death benefit is the Account Value.

OPTIONAL DEATH BENEFIT--RETURN OF PREMIUM

   If you are age 72 or younger at the Issue Date of your Contract, you may select the Return of Premium death benefit.

   The death benefit will be the greater of:

      (1) your Account Value; or

      (2) your Purchase Payment, reduced proportionately by the percentage reduction in Account Value of the Shield Option(s) and the Fixed Account for each partial withdrawal (including any applicable Withdrawal Charge).

   If a non-natural person owns the Contract, then the Annuitant will be deemed to be the Owner for purposes of determining the eligibility to purchase the Return of Premium death benefit. If Joint Owners are named, the age of the oldest Joint Owner will be used to determine the eligibility to purchase the Return of Premium death benefit.

   If the Owner is a natural person and the Owner is changed to someone other than a spouse, the Death Benefit Amount will be determined as defined above; however, subsection (2) will be changed to provide as follows: "the Account Value as of the effective date of the change of Owner, reduced proportionately by the percentage reduction in Account Value of the Shield Option(s) and the Fixed Account for each partial withdrawal (including any applicable Withdrawal Charge) made after such date."

   In the event that a Beneficiary who is the spouse of the Owner elects to continue the Contract in his or her name after the Owner dies, the Death Benefit Amount will be determined in accordance with (1) or (2) above.

   The cost for this optional death benefit will be reflected in lower Cap Rates and Step Rates, which will not be less than the minimum rates stated in the Contract, than if this optional benefit was not elected.

   See Appendix C for examples of the Return of Premium death benefit rider.

GENERAL DEATH BENEFIT PROVISIONS

   If the Beneficiary under a Qualified Contract is the Annuitant's spouse, the tax law generally allows distributions to begin by the year in which the Annuitant would have reached 70 1/2 (which may be more or less than five years after the Annuitant's death).

   The Death Benefit Amount is determined as of the end of the Business Day on which we receive both due proof of death and an acceptable election for the payment method. Where there are multiple Beneficiaries, the death benefit will be determined as of the time the first Beneficiary submits the necessary documentation in Good Order. The Death Benefit Amount remains in the Contract until each of the other Beneficiaries submits the necessary documentation in Good Order to claim his/her death benefit. Any Death Benefit Amounts held in the Contract on behalf of the remaining Beneficiaries will remain in the existing Shield Options and/or the Fixed Account and are subject to fluctuation in value. This risk is borne by the Beneficiaries. There is no additional death benefit guarantee.

   If the Return of Premium death benefit is chosen and the Beneficiary chooses to continue the Contract, any excess of the Death Benefit Amount over the Account Value will be allocated to the Fixed Account, regardless of whether the Fixed Account is not otherwise currently available to you for allocation. If at the time such excess Death Benefit Amount is allocated to the Fixed Account and either (a) the Fixed Account is not available or (b) the Fixed

Account transfer and allocation restrictions are in effect, such amount will remain in the Fixed Account until the next Contract Anniversary when it (excluding earned interest) will be transferred out of the Fixed Account into the Shield Option with, in order of priority, the shortest Term, the highest Shield Rate, and the lowest Cap Rate from the Shield Options available, unless otherwise directed by you. The interest earned on the excess Death Benefit Amount will remain in the Fixed Account unless otherwise instructed by you. See Appendix D--FIXED ACCOUNT VALUE for information regarding the Fixed Account transfer and allocation restrictions.

   Upon the death of either Owner, the surviving Joint Owner will be the primary Beneficiary. Any other Beneficiary designation will be treated as a contingent Beneficiary, unless instructed otherwise.

   If we are presented with notification of your death before any requested transaction is completed, we will cancel the request. As described above, the death benefit will be determined when we receive both due proof of death and an election for the payment method.

   We will pay interest on any delayed death benefit payments from the date of death. Interest will be paid in accordance with the laws and regulations in effect in the state of New York.

CONTROLLED PAYOUT

   You may elect to have the death benefit proceeds paid to your Beneficiary in the form of Income Payments for life or over a period of time that does not exceed your Beneficiary's life expectancy. This election must be in writing in a form acceptable to us. You may revoke the election only in writing and only in a form acceptable to us. Upon your death, the Beneficiary cannot revoke or modify your election. The Controlled Payout is only available to Non-Qualified Contracts.

TOTAL CONTROL ACCOUNT

   The Beneficiary may elect to have the Contract's death proceeds paid through a settlement option called the Total Control Account. The Total Control Account is an interest-bearing account through which the Beneficiary has immediate and full access to the proceeds, with unlimited draft writing privileges. We credit interest to the account at a rate that will not be less than a guaranteed minimum annual effective rate.

   Assets backing the Total Control Accounts are maintained in our General Account and are subject to the claims of our creditors. We will bear the investment experience of such assets; however, regardless of the investment experience of such assets, the interest credited to the Total Control Account will never fall below the applicable guaranteed minimum annual effective rate. Because we bear the investment experience of the assets backing the Total Control Account, we may receive a profit from these assets. The Total Control Account is not insured by the FDIC or any other governmental agency. The Total Control Account may not be available, please check with your registered representative regarding availability.

DEATH OF OWNER DURING THE ACCUMULATION PERIOD

   The death benefit will be paid to your Beneficiary(ies) upon your death, or the first death of a Joint Owner. If the Contract is owned by a non-natural person, the Annuitant will be deemed the Owner in determining the death benefit. If there are Joint Owners, the age of the older Owner will be used to determine the death benefit.

DEATH OF ANNUITANT DURING THE ACCUMULATION PERIOD

   Upon the death of an Annuitant, who is not the Owner or Joint Owner, the Owner (or Oldest Joint Owner) automatically becomes the Annuitant, unless the Owner chooses a new Annuitant, subject to the maximum specified age in effect at the time of the request. If the Owner is a non-natural person, the death of the Annuitant will be treated as the death of an Owner, and a new Annuitant may not be named. (See "Death of Owner During the Accumulation Period" above).

DEATH BENEFIT OPTIONS

   In the event an Owner (or the Annuitant, where the Owner is not an individual) dies during the Accumulation Period, a Beneficiary must choose payment of the death benefit under one of the options below (unless the Owner has previously made the election). The death benefit options available under the Contract include the following and any other options acceptable to you and us:

      (a) Option 1--lump sum payment in cash or the Beneficiary may elect to have the death proceeds paid through a settlement option called the Total Control Account; or

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      (b) Option 2--payment of the entire death benefit within five (5) years of the date of death of the Owner or the first Joint Owner to die; or

      (c) Option 3--payment of the death benefit under an Annuity Option or other periodic payment option acceptable to us in substantially equal periodic payments (made at least annually) over the lifetime of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary with distribution beginning within one (1) year of the date of death of the Owner or the first Joint Owner to die. Any portion of the death benefit not applied within one (1) year of the date of the Owner's or Joint Owner's death must be distributed within five (5) years of the date of death.

   For Non-Qualified Contracts, payment must begin within one year of the date of death. For Qualified Contracts, payment must begin no later than the end of the calendar year immediately following the year of death.

   We may also offer a payment option, for both Non-Qualified Contracts and certain Qualified Contracts, under which your Beneficiary may receive payments, over a period not extending beyond his or her life expectancy, under a method of distribution similar to the distribution of RMDs from Individual Retirement Accounts. If this option is elected, we will issue a new contract to your Beneficiary in order to facilitate the distribution of payments. Upon the death of your Beneficiary, the death benefit would be required to be distributed to your Beneficiary's Beneficiary at least as rapidly as under the method of distribution in effect at the time of your Beneficiary's death. (See "FEDERAL TAX CONSIDERATIONS.")

   If a lump sum payment is elected and all the necessary requirements are met, the payment will be made within seven (7) days.

   BENEFICIARY CONTINUATION OPTIONS. We offer two types of Beneficiary Continuation Options during the Accumulation Period: the Spousal Continuation and Non-Spousal Beneficiary Continuation Options described below. We must receive Notice of the election of one of these Beneficiary Continuation Options by the end of the 90th day after we receive Notice of due proof of death. If the surviving spouse qualifies for Spousal Continuation and has not chosen one of the death benefit options above by the end of the 90 day period, the Spousal Continuation Option will be automatically applied on the 90th day. If a Non-Spousal Beneficiary qualifies for Non-Spousal Beneficiary Continuation and has not chosen one of the death benefit options above by the end of the 90 day period, the Non-Spousal Beneficiary Continuation Option will be automatically applied on the 90th day.

   SPOUSAL CONTINUATION. If the Owner dies during the Accumulation Period, the spouse may choose to continue the Contract in his or her own name and exercise all of the Owner's rights under the Contract. Upon such election the Account Value will be adjusted to an amount equal to the Death Benefit Amount determined upon such election and receipt of due proof of death of the Owner. Any excess of the Death Benefit Amount over the Account Value will be allocated to the Fixed Account. (See "General Death Benefit Provisions" for more information.)

   Spousal continuation will not satisfy minimum required distribution rules for Qualified Contracts other than IRAs (see "FEDERAL TAX CONSIDERATIONS.")

   NON-SPOUSAL BENEFICIARY CONTINUATION. A Beneficiary who is not a spouse can choose to continue the Contract until the fifth anniversary of the Owner's death. The Contract can be continued by a Beneficiary only if his or her share of the death benefit is at least equal to the Minimum Account Value. If the Beneficiary continues the Contract under this provision his or her share will not be paid. It will instead be continued in the Contract on the date we determine the Death Benefit Amount. Such Beneficiary will have the right to make partial and full withdrawals of his/her share of the Contract, not subject to Withdrawal Charges. Such Beneficiary will also have the right to make transfers at the Term End Date or the Interest Rate Term End Date.

   During the continuation period the Beneficiary can choose to receive his/her share of the Contract in a single lump sum payment or apply it to an Annuity Option or other option acceptable to us that must be payable for the life of the Beneficiary or for a term no longer than the life expectancy of the Beneficiary starting within one (1) year after the death of the Owner.

   On the fifth anniversary of the Owner's death any Beneficiary will be paid his/her share of the Account Value that has not been applied to an Annuity Option or other settlement option permissible under the Code, in a single lump sum payment and the Contract will terminate.

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                      INCOME PAYMENTS (THE INCOME PERIOD)

ANNUITY DATE

   Under the Contract you can receive regular Income Payments. You can choose the month and year in which those payments begin (the "Annuity Date"). Your Annuity Date must be the first day of a calendar month. The Annuity Date must not be less than thirteen (13) months from the Issue Date. You can change the Annuity Date at any time before the Annuity Date, subject to certain limitations and restrictions that may apply in New York state. Income Payments must begin on, or before, the Maturity Date. Please note that in the Contract, the Annuity Date and Maturity Date are the same date.

MATURITY DATE

   The Maturity Date is specified in your Contract at purchase and is the first day of the calendar month following the Annuitant's 90th birthday or 10 years from the date we issue your Contract, whichever is later. If Income Payments don't begin on, or before, the Maturity Date, the Contract will be annuitized at the Maturity Date under the Contract's default Annuity Option, or you can make a complete withdrawal of your Account Value.

   You can change or extend your Maturity Date at any time before the Maturity Date with thirty (30) days prior notice to us (subject to restrictions that may apply in New York state, restrictions imposed by your selling firm and our current established administrative procedures.) The latest date we will allow you to extend to must be based on the Owner's age and not the Annuitant's age. You must contact us at our Annuity Service Office to make this election. This requirement may be changed by us. PLEASE BE AWARE THAT ONCE YOUR CONTRACT IS ANNUITIZED, YOU ARE INELIGIBLE TO RECEIVE THE DEATH BENEFIT.

INCOME PAYMENTS

   You (unless another payee is named) will receive Income Payments during the Income Period. The Annuitant is the natural person(s) whose life we look to in the determination of Income Payments. All Income Payments are fixed as to amount.

   The Account Value, less any applicable Premium Taxes on the day immediately preceding the Annuity Date will be used to determine the Income Payment amount. The amount of each Income Payment will be based upon the Annuity Option elected, the Annuitant's age, the Annuitant's sex (where permitted by law), and the appropriate Annuity Option table. Your annuity rates will not be less than those guaranteed in your Contract at the time of purchase. If, as of the annuity calculation date, the then current Annuity Option rates applicable to this class of contracts provide an Income Payment greater than that which is guaranteed under the same Annuity Option under the Contract, the greater payment will be made.

   Income Payments will be paid as monthly installments or at any frequency acceptable to you and us. If the amount of the Account Value to be applied under an Annuity Option is less than $5,000, we reserve the right to make one lump sum payment equal to the then current Account Value in lieu of Income Payments. If the amount of the Income Payment would be less than $100, we may reduce the frequency of payments to an interval which will result in the payment being at least $100, but with a frequency of no less than annually.

ANNUITY OPTIONS

   You can choose among income plans (the "Annuity Options"). You can change it at any time before the death benefit becomes payable or the Annuity Date.

   If you do not choose an Annuity Option at the time you purchase the Contract, Option 2, which provides a life annuity with 10 years of guaranteed Income Payments, will automatically be applied.

   You can choose one of the following Annuity Options or any other Annuity Option acceptable to us. After Income Payments begin, you cannot change the Annuity Option.

   If more than one frequency is permitted under your Contract, choosing less frequent payments will result in each Income Payment being larger. Annuity Options that guarantee that payments will be made for a certain number of years regardless of whether the Annuitant or joint Annuitant are alive (such as Options 2 and 4 below) result in Income Payments that are smaller than Annuity Options without such a guarantee (such as Options 1 and 3 below). For Annuity Options with a designated period, choosing a shorter designated period will result in each Income Payment being larger.

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   OPTION 1. LIFE ANNUITY.  Under this option, we will make Income Payments so long as the Annuitant is alive. We stop making Income Payments after the Annuitant's death. It is possible under this option to receive only one Income Payment if the Annuitant dies before the due date of the second payment or to receive only two Income Payments if the Annuitant dies before the due date of the third payment, and so on.

   OPTION 2. LIFE ANNUITY WITH 10 YEARS OF INCOME PAYMENTS GUARANTEED. Under this option, we will make Income Payments so long as the Annuitant is alive. If, when the Annuitant dies, we have made Income Payments for less than ten years, we will then continue to make Income Payments to the Beneficiary for the rest of the 10 year period.

   OPTION 3. JOINT AND LAST SURVIVOR ANNUITY. Under this option, we will make Income Payments so long as the Annuitant and a second person (joint Annuitant) are both alive. When either Annuitant dies, we will continue to make Income Payments, so long as the survivor continues to live. We will stop making Income Payments after the last survivor's death.

   OPTION 4. JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEARS OF INCOME PAYMENTS GUARANTEED. Under this option, we will make Income Payments so long as the Annuitant and a second person (joint Annuitant) are both alive. When either Annuitant dies, we will continue to make Income Payments, so long as the survivor continues to live. If, at the last death of the Annuitant and the joint Annuitant, we have made Income Payments for less than ten years, we will then continue to make Income Payments to the Beneficiary for the rest of the 10 year period.

   We may require proof of the age or sex of an Annuitant before making any Income Payments under the Contract that are measured by the Annuitant's life. If the age or sex of the Annuitant has been misstated, the amount payable will be the amount that the Account Value would have provided at the correct age or sex. Once Income Payments have begun, the amount of any overpayments or underpayments, with interest at 6% per annum, will be, as applicable, deducted from, or added to, the payment or payments made after the adjustment.

   Upon the death of the last surviving Annuitant, the Beneficiary may choose to continue receiving income payments or to receive the commuted value of the remaining guaranteed payments. The calculation of the commuted value will be done using the then current Annuity Option rates.

   Due to underwriting, administrative or Code considerations, there may be limitations on payments to the survivor under Options 3 and 4 and/or the duration of the guarantee period under Options 2 and 4.

   Tax rules with respect to decedent contracts may prohibit the election of Joint and Last Survivor Annuity Options (or income types) and may also prohibit payments for as long as the Owner's life in certain circumstances.

   In addition to the Annuity Options described above, we may offer an additional payment option that would allow your Beneficiary to take distribution of the Account Value over a period not extending beyond his or her life expectancy. Under this option, annual distributions would not be made in the form of an annuity, but would be calculated in a manner similar to the calculation of RMDs from IRAs. (See "FEDERAL TAX CONSIDERATIONS.") We intend to make this payment option available to both Qualified Contracts and Non-Qualified Contracts. In the event that you purchased the Contract as a Qualified Contract, you must take distribution of the Account Value in accordance with the minimum required distribution rules set forth in applicable tax law. (See "FEDERAL TAX CONSIDERATIONS.") Under certain circumstances, you may satisfy those requirements by electing an Annuity Option. You may choose any death benefit available under the Contract. Upon your death, if Income Payments have already begun, the remaining Income Payments would be required to be distributed to your Beneficiary at least as rapidly as under the method of distribution in effect at the time of your death.

DEATH OF OWNER DURING THE INCOME PERIOD

   If the Owner (or a Joint Owner), is not the Annuitant, and dies during the Income Period, any remaining guaranteed payments under the Annuity Option elected will continue at least as rapidly as under the method of distribution in effect at the time of the Owner's (or Joint Owner's) death. Upon the death of the Owner (or a Joint Owner) during the Income Period, the Beneficiary becomes entitled to exercise the rights of the Owner. If an Owner (or Joint Owner) is the Annuitant and dies during the Income Period, the remaining Income Payments, if any, will be as specified in the Annuity Option chosen and will continue at least as rapidly as under the method of distribution in effect at the time of the Owner's (or Joint Owner's) death.

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                            PREMIUM AND OTHER TAXES

   We reserve the right to deduct from the Purchase Payment or Account Value any taxes relating to the Contract paid by us to any government entity. New York state does not currently assess Premium Taxes on purchase payments you make. We will determine when taxes relate to the Contract.

   We may pay taxes when due and deduct that amount from the Account Value at a later date. Payment at an earlier date does not waive any right we may have to deduct amounts at a later date. Generally, it is our practice not to charge Premium Taxes until Income Payments begin.

                                 INCOME TAXES

   We reserve the right to deduct from the Contract for any income taxes which we incur because of the Contract. At the present time, however, we are not incurring any such income tax or making any such deductions.

                          FEDERAL TAX CONSIDERATIONS

INTRODUCTION

   The following information on taxes is a general discussion of the subject. It is not intended as tax advice. The Internal Revenue Code ("Code") and the provisions of the Code that govern the Contract are complex and subject to change. The applicability of Federal income tax rules may vary with your particular circumstances. This discussion does not include all the Federal income tax rules that may affect you and your Contract. Nor does this discussion address other Federal tax consequences (such as estate and gift taxes, sales to foreign individuals or entities), or state or local tax consequences, which may affect your investment in the Contract. As a result, you should always consult a tax adviser for complete information and advice applicable to your individual situation.

   You are responsible for determining whether your purchase of a Contract, withdrawals, income payments and any other transactions under your Contract satisfy applicable tax law.

   We do not expect to incur Federal, state or local income taxes on the earnings or realized capital gains attributable to the Separate Account. However, if we do incur such taxes in the future, we reserve the right to charge amounts allocated to the Separate Account for these taxes.

   Any Code reference to "spouse" includes those persons who are married spouses under state law, regardless of sex.

NON-QUALIFIED ANNUITY CONTRACTS

   A "non-qualified" annuity Contract discussed here assumes the Contract is an annuity Contract for Federal income tax purposes, but the Contract is not held in a tax qualified "plan" defined by the Code. Tax qualified plans include arrangements described in Code Sections 401(a), 401(k), 403(a), 403(b) or tax sheltered annuities ("TSA"), 408 or "IRAs" (including SEP and SIMPLE IRAs), 408A or "Roth IRAs" or 457(b) or governmental 457(b) plans. Contracts owned through such plans are referred to below as "qualified" contracts.

NON-QUALIFIED ANNUITY CONTRACTS OWNED BY CORPORATIONS

   Taxes on earnings are deferred until you take money out. Non-qualified annuity Contracts owned by corporations do not receive tax deferral on earnings.

ACCUMULATION

   Generally, an owner of a non-qualified annuity Contract is not taxed on increases in the value of the Contract until there is a distribution from the Contract, either as surrenders, partial withdrawals or income payments. This deferral of taxation on accumulated value in the Contract is limited to Contracts owned by or held for the benefit of "natural persons." A Contract will be treated as held by a natural person even if the nominal owner is a trust or other entity which holds the Contract as an agent for a natural person.

   In contrast, a Contract owned by other than a "natural person," such as a corporation, partnership, trust or other entity, will be taxed currently on the increase in accumulated value in the Contract in the year earned.

SURRENDERS OR WITHDRAWALS--EARLY DISTRIBUTION

   If you take a withdrawal from your Contract, or surrender your Contract prior to the date you commence taking annuity or "income" payments (the "Annuity Starting Date"), the amount you receive will be treated first as

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

coming from earnings (and thus subject to income tax) and then from your purchase payments (which are not subject to income tax). If the accumulated value is less than your purchase payments upon surrender of your Contract, you might be able to claim the loss on your Federal income taxes as a miscellaneous itemized deduction.

   The portion of any withdrawal or distribution from an annuity Contract that is subject to income tax will also be subject to a 10% Federal income tax penalty for "early" distribution if such withdrawal or distribution is taken prior to you reaching age 59 1/2, unless the distribution was made:

      (a) on account of your death or disability;

      (b) as part of a series of substantially equal periodic payments payable for your life or joint lives of you and your designated beneficiary; or

      (c) under certain immediate income annuities providing for substantially equal payments made at least annually.

   If you receive systematic payments that you intend to qualify for the "substantially equal periodic payments" exception noted above, any modifications (except due to death or disability) to your payment before age
59 1/2 or within five years after beginning these payments, whichever is later, will result in the retroactive imposition of the 10% Federal income tax penalty with interest. Such modifications may include additional purchase payments or withdrawals (including tax-free transfers or rollovers of income payments) from the Contract.

AGGREGATION

   If you purchase two or more deferred annuity Contracts from MetLife (or its affiliates) during the same calendar year (after October 21, 1988), the law requires that all such Contracts must be treated as a single Contract for purposes of determining whether any payments not received as an annuity (e.g., withdrawals) will be includible in income. Aggregation could affect the amount of a withdrawal that is taxable and subject to the 10% Federal income tax penalty described above. Since the IRS may require aggregation in other circumstances as well, you should consult a tax adviser if you are purchasing more than one annuity Contract from the same insurance company in a single calendar year. Aggregation does not affect distributions paid in the form of an annuity (See "Taxation of Payments in Annuity Form" below).

EXCHANGES/TRANSFERS

   The annuity Contract may be exchanged in whole or in part for another annuity contract or a long-term care insurance policy. The exchange for another annuity contract may be a tax-free transaction provided that, among other prescribed IRS conditions, no amounts are distributed from either contract involved in the exchange for 180 days following the date of the exchange--other than annuity payments made for life, joint lives, or for a term of 10 years or more. Otherwise, a withdrawal or "deemed" distribution may be includible in your taxable income (plus a 10% Federal income tax penalty) to the extent that the accumulated value of your annuity exceeds your investment in the Contract (your "gain"). The opportunity to make partial annuity exchanges was provided by the IRS in 2011 and some ramifications of such an exchange remain unclear. If the annuity Contract is exchanged in part for an additional annuity contract, a distribution from either contract may be taxable to the extent of the combined gain attributable to both contracts, or only to the extent of your gain in the contract from which the distribution is paid. It is not clear whether this guidance applies to a partial exchange involving long-term care contracts. Consult your tax adviser prior to a partial exchange.

   A transfer of ownership of the Contract, or the designation of an annuitant or other beneficiary who is not also the Contract owner, may result in income or gift tax consequences to the Contract owner. You should consult your tax adviser if you are considering such a transfer or assignment.

DEATH BENEFITS

   The death benefit is taxable to the recipient in the same manner as if paid to the Contract owner (under the rules for withdrawals or income payments, whichever is applicable).

   After your death, any death benefit determined under the Contract must be distributed according to certain rules. The method of distribution that is required depends on whether you die before or after the Annuity Starting Date. If you die on or after the Annuity Starting Date, the remaining portion of the interest in the Contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death. If you die before the Annuity Starting Date, the entire interest in the Contract must be distributed within five (5) years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of the

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designated beneficiary (provided such payments begin within one year of your death). Your designated beneficiary is the person to whom benefit rights under the Contract pass by reason of death; the beneficiary must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years. Additionally, if the annuity is payable to (or for the benefit of) your surviving spouse, that portion of the Contract may be continued with your spouse as the owner. For Contracts owned by a non-natural person, the required distribution rules apply upon the death of the annuitant. If there is more than one annuitant of a Contract held by a non-natural person, then such required distributions will be triggered by the death of the first co-annuitant.

TAXATION OF PAYMENTS IN ANNUITY FORM

   When payments are received from the Contract in the form of an annuity, normally the annuity payments are taxable as ordinary income to the extent that payments exceed the portion of the payment determined by applying the exclusion ratio to the entire payment. The exclusion ratio of a Contract is determined at the time the Contract's accumulated value is converted to an annuity form of distribution. Generally, the applicable exclusion ratio is your investment in the Contract divided by the total payments you are expected to receive based on IRS rules which consider such factors, such as the form of annuity and mortality. The excludable portion of each annuity payment is the return of investment in the Contract and it is excludable from your taxable income until your investment in the Contract is fully recovered. We will make this calculation for you. However, it is possible that the IRS could conclude that the taxable portion of income payments under a non-qualified Contract is an amount greater--or less--than the taxable amount determined by us and reported by us to you and the IRS.

   Once you have recovered the investment in the Contract, further annuity payments are fully taxable. If you die before your investment in the Contract is fully recovered, the balance may be deducted on your last tax return, or if annuity payments continue after your death, the balance may be deducted by your beneficiary.

   The IRS has not furnished explicit guidance as to how the excludable amount is to be determined each year under variable income annuities that permit transfers between a fixed annuity option and variable investment options, as well as transfers between investment options after the Annuity Starting Date. Once annuity payments have commenced, you may not be able to make transfer withdrawals to another non-qualified annuity contract or a long-term care contract in a tax-free exchange.

   If you receive payments that you intend to qualify for the "substantially equal periodic payments" exception noted above, any modifications (except due to death or disability) to your payment before age 59 1/2 or within five years after beginning these payments, whichever is later, will result in the retroactive imposition of the 10% Federal income tax penalty with interest. Such modifications may include additional purchase payments or withdrawals (including tax-free transfers or rollovers of income payments) from the Contract.

   If the Contract allows, you may elect to convert less than the full value of your Contract to an annuity form of pay-out (i.e., "partial annuitization.") In this case, your investment in the Contract will be pro-rated between the annuitized portion of the Contract and the deferred portion. An exclusion ratio will apply to the annuity payments as described above, provided the annuity form you elect is payable for at least 10 years or for the life of one or more individuals.

3.8% TAX ON NET INVESTMENT INCOME

   Federal tax law imposes a 3.8% Medicare tax on the lesser of:

   the taxpayer's "net investment income," (from non-qualified annuities, interest, dividends, and other investments, offset by specified allowable deductions); or

   the taxpayer's modified adjusted gross income in excess of a specified income threshold ($250,000 for married couples filing jointly, $125,000 for married couples filing separately, and $200,000 otherwise).

   "Net investment income" in Item 1 above does not include distributions from tax qualified plans, (i.e., arrangements described in Code Sections 401(a), 403(a), 403(b), 408, 408A or 457(b), but such income will increase modified adjusted gross income in Item 2 above.

   You should consult your tax adviser regarding the applicability of this tax to income under your annuity Contract.

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QUALIFIED ANNUITY CONTRACTS

INTRODUCTION

   Currently, the Contract is available for use in connection with Non-Qualified Plans, Traditional IRAs and Roth IRAs. In general, annuity contracts purchased through certain types of retirement plans receive favorable treatment under the Code ("tax qualified plans"). Tax-qualified plans include arrangements described in Code Sections 401(a), 401(k), 403(a), 403(b) or tax sheltered annuities ("TSA"), 408 or "IRAs" (including SEP and SIMPLE IRAs), 408A or "Roth IRAs" or 457 (b) or 457(b) governmental plans. Extensive special tax rules apply to qualified plans and to the annuity Contracts used in connection with these plans. Therefore, the following discussion provides only general information about the use of the Contract with the various types of qualified plans. Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions with respect to the Contract comply with the law.

   The rights to any benefit under the plan will be subject to the terms and conditions of the plan itself as well as the terms and conditions of the Contract.

   We exercise no control over whether a particular retirement plan or a particular contribution to the plan satisfies the applicable requirements of the Code, or whether a particular individual is entitled to participate or benefit under a plan.

   All qualified plans and arrangements receive tax deferral under the Code. Since there are no additional tax benefits in funding such retirement arrangements with an annuity, there should be reasons other than tax deferral for acquiring the annuity within the plan. Such non-tax benefits may include additional insurance benefits, such as the availability of a guaranteed income for life.

ACCUMULATION

   The tax rules applicable to qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Both the amount of the contribution that may be made and the tax deduction or exclusion that you may claim for that contribution are limited under qualified plans.

   Purchase payments or contributions to IRAs or tax qualified retirement plans of an employer may be taken from current income on a before tax basis or after tax basis. Purchase payments made on a "before tax" basis entitle you to a tax deduction or are not subject to current income tax. Purchase payments made on an "after tax" basis do not reduce your taxable income or give you a tax deduction. Contributions may also consist of transfers or rollovers as described below which are not subject to the annual limitations on contributions.

   The Contract will accept as a single purchase payment a transfer or rollover from another IRA or rollover from an eligible retirement plan of an employer (i.e., 401(a), 401(k), 403(a), 403(b) or governmental 457(b) plans.) It will also accept a rollover or transfer from a SIMPLE IRA after the taxpayer has participated in such arrangement for at least two years. As part of the single purchase payment, the IRA Contract will also accept an IRA contribution subject to the Code limits for the year of purchase.

TAXATION OF ANNUITY DISTRIBUTIONS

   If contributions are made on a "before tax" basis, you generally pay income taxes on the full amount of money you withdraw as well as income earned under the Contract. Withdrawals attributable to any after-tax contributions are your basis in the Contract and not subject to income tax (except for the portion of the withdrawal allocable to earnings). Under current Federal income tax rules, the taxable portion of distributions under annuity contracts and qualified plans (including IRAs) is not eligible for the reduced tax rate applicable to long-term capital gains and qualifying dividends.

   If you meet certain requirements, your Roth IRA earnings are free from Federal income taxes.

   With respect to IRA Contracts, we will withhold a portion of the taxable amount of your withdrawal for income taxes, unless you elect otherwise. The amount we withhold is determined by the Code.

WITHDRAWALS PRIOR TO AGE 59 1/2

   A taxable withdrawal or distribution from a qualified plan which is subject to income tax may also be subject to a 10% Federal income tax penalty for "early" distribution if taken prior to age 59 1/2, unless an exception described below applies.

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   These exceptions include distributions made:

      (a) on account of your death or disability, or

      (b) as part of a series of substantially equal periodic payments payable for your life or joint lives of you and your designated beneficiary and you are separated from employment.

   If you receive systematic payments that you intend to qualify for the "substantially equal periodic payments" exception noted above, any modifications (except due to death or disability) to your payment before age
59 1/2 or within five years after beginning these payments, whichever is later, will result in the retroactive imposition of the 10% Federal income tax penalty with interest. Such modifications may include additional purchase payments or withdrawals (including tax-free transfers or rollovers of income payments) from the Contract.

   In addition to death, disability and as part of a series of substantially equal periodic payments as indicated above, a withdrawal or distribution from an IRA (including Roth IRAs) will avoid the penalty (1) if the distribution is to pay deductible medical expenses; (2) if the distribution is to pay IRS levies (and made after December 31, 1999); (3) if the distribution is used to pay for medical insurance (if you are unemployed), qualified higher education expenses, or for a qualified first time home purchase up to $10,000. Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above.

ROLLOVERS

   Your Contract is non-forfeitable (i.e., not subject to the claims of your creditors) and non-transferable (i.e., you may not transfer it to someone else).

   Under certain circumstances, you may be able to transfer amounts distributed from your Contract to another eligible retirement plan or IRA.

   Generally, a distribution may be eligible for rollover. Certain types of distributions cannot be rolled over, such as distributions received on account of:

      (a) minimum distribution requirements, or

      (b) financial hardship.

20% WITHHOLDING ON ELIGIBLE ROLLOVER DISTRIBUTIONS

   For certain qualified employer plans, we are required to withhold 20% of the taxable portion of your withdrawal that constitutes an "eligible rollover distribution" for Federal income taxes. The amount we withhold is determined by the Code. You may avoid withholding if you assign or transfer a withdrawal from this Contract directly into another qualified plan or IRA. Similarly, you may be able to avoid withholding on a transfer into this Contract from an existing qualified plan you may have with another provider by arranging to have the transfer made directly to us. For taxable withdrawals that are not "eligible rollover distributions," the Code requires different withholding rules which determine the withholding amounts.

DEATH BENEFITS

   The death benefit is taxable to the recipient in the same manner as if paid to the Contract owner or plan participant (under the rules for withdrawals or income payments, whichever is applicable).

   Distributions required from a qualified annuity Contract following your death depend on whether you die before you had converted your Contract to an annuity form and started taking annuity payments (your Annuity Starting Date). If you die on or after your Annuity Starting Date, the remaining portion of the interest in the Contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death. If you die before your Annuity Starting Date, the entire interest in the Contract must be distributed within five (5) years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of the designated beneficiary (provided such payments begin within one year of your death). Your designated beneficiary is the person to whom benefit rights under the Contract pass by reason of death; the beneficiary must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years. For required minimum distributions following the death of the annuitant of a qualified Contract, the five-year rule is applied without regard to calendar year 2009. For instance, for a contract owner who died in 2007, the five-year period would end in 2013 instead of 2012. The required minimum distribution rules are complex, so consult your tax adviser because the application of these rules to your particular circumstances may have been impacted by the 2009 required minimum distribution waiver.

   Additionally, if the annuity is payable to (or for the benefit of) your surviving spouse, that portion of the Contract may be continued with your spouse as the owner. If your spouse is your beneficiary, and your Contract permits, your spouse may delay the start of these payments until December 31 of the year in which you would have reached age 70 1/2.

   If your spouse is your sole beneficiary, he or she may elect to rollover the death proceeds into his or her own IRA.

   If your beneficiary is not your spouse and your plan and Contract permit, your beneficiary may be able to rollover the death proceeds via a direct trustee-to-trustee transfer into an inherited IRA. However, a non-spouse beneficiary may not treat the inherited IRA as his or her own IRA.

REQUIRED MINIMUM DISTRIBUTIONS

   Generally, you must begin receiving retirement plan withdrawals by April 1 following the latter of:

      (a) the calendar year in which you reach age 70 1/2; or

      (b) the calendar year you retire, provided you do not own more than 5% of your employer.

   For IRAs, you must begin receiving withdrawals by April 1 of the year after you reach age 70 1/2 even if you have not retired.

   A tax penalty of 50% applies to the amount by which the required minimum distribution exceeds the actual distribution.

   The minimum required distribution is calculated with respect to each IRA, but the aggregate distribution may be taken from any one or more of your IRAs.

   Complex rules apply to the calculation of these withdrawals. In general, income tax regulations permit income payments to increase based not only with respect to the investment experience of the portfolios but also with respect to actuarial gains.

   The regulations also require that the value of benefits under a deferred annuity including certain death benefits in excess of Contract value must be added to the amount credited to your account in computing the amount required to be distributed over the applicable period. We will provide you with additional information regarding the amount that is subject to minimum distribution under this rule. You should consult your own tax adviser as to how these rules affect your own distribution under this rule.

   If you intend to receive your minimum distributions which are payable over the joint lives of you and a beneficiary who is not your spouse (or over a period not exceeding the joint life expectancy of you and your non-spousal beneficiary), be advised that Federal tax rules may require that payments be made over a shorter period or may require that payments to the beneficiary be reduced after your death to meet the minimum distribution incidental benefit rules and avoid the 50% excise tax. You should consult your own tax adviser as to how these rules affect your own Contract.

   Required minimum distribution rules that apply to other types of IRAs while you are alive do not apply to Roth IRAs. However, in general, the same rules with respect to minimum distributions required to be made to a beneficiary after your death under other IRAs do apply to Roth IRAs.

ADDITIONAL INFORMATION REGARDING IRAS

PURCHASE PAYMENTS

   Traditional IRA purchase payments (except for permissible rollovers and direct transfers) are generally not permitted after you attain age 70 1/2. Except for permissible rollovers and direct transfers, purchase payments for individuals are limited in the aggregate to the lesser of 100% of compensation or the deductible amount established each year under the Code. A purchase payment up to the deductible amount can also be made for a non-working spouse provided the couple's compensation is at least equal to their aggregate contributions. Individuals age 50 and older are permitted to make additional "catch-up" contributions if they have sufficient compensation. If you or your spouse are an active participant in a retirement plan of an employer, your deductible contributions may be limited. If you exceed purchase payment limits you may be subject to a tax penalty.

   Roth IRA purchase payments for individuals are non-deductible (made on an "after tax" basis) and are limited to the lesser of 100% of compensation or the annual deductible IRA amount. Individuals age 50 and older can make an additional "catch-up" purchase payment each year (assuming the individual has sufficient compensation). You may contribute up to the annual purchase payment limit if your modified adjusted gross income does not exceed certain limits. You can contribute to a Roth IRA after age 70 1/2. If you exceed purchase payment limits, you may be subject to a tax penalty.

WITHDRAWALS

   If and to the extent that Traditional IRA purchase payments are made on an "after tax" basis, withdrawals would be included in income except for the portion that represents a return of non-deductible purchase payments. This portion is generally determined based upon the ratio of all non-deductible purchase payments to the total value of all your Traditional IRAs (including SEP IRAs and SIMPLE IRAs). We withhold a portion of the amount of your withdrawal for income taxes, unless you elect otherwise. The amount we withhold is determined by the Code.

   Generally, withdrawal of earnings from Roth IRAs are free from Federal income tax if (1) they are made at least five taxable years after your first purchase payment to a Roth IRA; and (2) they are made on or after the date you reach age 59 1/2 and upon your death, disability or qualified first-home purchase (up to $10,000). Withdrawals from a Roth IRA are made first from purchase payments and then from earnings. We may be required to withhold a portion of your withdrawal for income taxes, unless you elect otherwise. The amount will be determined by the Code.

CONVERSION

   Traditional IRAs may be converted to Roth IRAs. Except to the extent you have non-deductible contributions, the amount converted from an existing Traditional IRA into a Roth IRA is taxable. Generally, the 10% Federal income tax penalty does not apply. However, the taxable amount to be converted must be based on the fair market value of the entire annuity contract being converted into a Roth IRA. Such fair market value, in general, is to be determined by taking into account the value of all benefits (both living benefits and death benefits) in addition to the account balance; as well as adding back certain loads and charges incurred during the prior twelve month period. Your Contract may include such benefits and applicable charges. Accordingly, if you are considering such conversion of your annuity Contract, please consult your tax adviser. The taxable amount may exceed the account balance at the date of conversion.

   A Roth IRA Contract may also be re-characterized as a Traditional IRA, if certain conditions are met. Please consult your tax adviser.

ADDITIONAL FEDERAL TAX CONSIDERATIONS

NON-QUALIFIED ANNUITY CONTRACTS

CHANGES TO TAX RULES AND INTERPRETATIONS

   Changes to applicable tax rules and interpretations can adversely affect the tax treatment of your Contract. These changes may take effect retroactively.

   We reserve the right to amend your Contract where necessary to maintain its status as an Annuity Contract under Federal tax law and to protect you and other Contract owners from adverse tax consequences.

   The 3.8 % INVESTMENT TAX applies to investment income earned in households making at least $250,000 ($200,000 single) and will result in the following top tax rates on investment income:

                         CAPITAL GAINS  DIVIDENDS OTHER
                         ------------------------------
                            23.8%         43.4%   43.4%

   The table above also incorporates the scheduled increase in the capital gains rate from 15% to 20%, and the scheduled increase in the dividends rate from 15% to 39.6%.

QUALIFIED ANNUITY CONTRACTS

   Annuity contracts purchased through tax qualified plans are subject to limitations imposed by the Code and regulations as a condition of tax qualification. There are various types of tax qualified plans which have certain beneficial tax consequences for Contract owners and plan participants.

TYPES OF QUALIFIED PLANS

   The following includes individual account-type plans which may hold an annuity Contract as described in the Prospectus.

   IRA

   Established by an individual, or employer as part of an employer plan.

   ROTH ACCOUNT

   Individual or employee plan contributions made to certain plans on an after-tax basis. An IRA may be established as a Roth IRA, and 401(k), 403(b) and 457(b) plans may provide for Roth accounts.

   Comparison of Plan Limits for Individual Contributions:

                                                          CATCH-UP
             PLAN TYPE        ELECTIVE CONTRIBUTION     CONTRIBUTION
            --------------------------------------------------------
                IRA                  $5,500                $1,000
            --------------------------------------------------------
               SIMPLE                $12,500               $3,000
            --------------------------------------------------------
               401(k)                $18,000               $6,000
            --------------------------------------------------------
             SEP/401(a)   (Employer contributions only)
            --------------------------------------------------------
            403(b) [TSA]             $18,000               $6,000
            --------------------------------------------------------
               457(b)                $18,000               $6,000

   Dollar limits are for 2015 and subject to cost-of-living adjustments in future years.

   Employer-sponsored individual account plans (other than 457(b) plans) may provide for additional employer contributions not to exceed the greater of $53,000 or 25% of an employee's compensation (for 2015).

FEDERAL ESTATE TAXES

   While no attempt is being made to discuss the Federal estate tax implications of the Contract, you should bear in mind that the value of an annuity contract owned by a decedent and payable to a beneficiary by virtue of surviving the decedent is included in the decedent's gross estate. Depending on the terms of the annuity contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the designated beneficiary or the actuarial value of the payments to be received by the beneficiary. Consult an estate planning adviser for more information.

GENERATION-SKIPPING TRANSFER TAX

   Under certain circumstances, the Code may impose a "generation-skipping transfer tax" when all or part of an annuity contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the contract owner. Regulations issued under the Code may require us to deduct the tax from your contract, or from any applicable payment, and pay it directly to the IRS.

ANNUITY PURCHASE PAYMENTS BY NONRESIDENT ALIENS AND FOREIGN CORPORATIONS

   The discussion above provides general information regarding U.S. Federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. Federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser's country of citizenship or residence. Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S., state and foreign taxation with respect to an annuity contract purchase.

                       YOUR RIGHT TO CANCEL (FREE LOOK)

   If you change your mind about owning the Contract, you can cancel it within 10 days after receiving it by mailing or delivering the Contract to either us or the agent who sold it. This is known as a "free look." We ask that you submit your request to cancel in writing, signed by you, to us (e.g., the Annuity Service Office) or to the agent who sold it. When you cancel the Contract within this free look period, we will not assess a Withdrawal Charge. You will receive whatever your Contract is worth plus the sum of all fees, taxes and charges deducted from the Purchase Payment, as of the effective date of the free look, on the Business Day we receive your Contract. The amount you receive may be more or less than your Purchase Payment depending upon the Shield Options you allocated your Purchase Payment to during the free look period. This means that you bear the risk of any decline in the Account Value of your Contract during the free look period.

                             OWNERSHIP PROVISIONS

   OWNER. You, as the Owner, have all the interest and rights under the Contract. Subject to our administrative procedures, we may also permit ownership by a corporation - a type of non-natural person.

   These rights include the right to:

      (a) change the Beneficiary.

      (b) change the Annuitant before the Annuity Date (subject to our underwriting and administrative rules).

      (c) assign the Contract (subject to limitation).

      (d) change the Income Payment option before the Annuity Date.

      (e) exercise all other rights, benefits, options and privileges permitted by the Contract or us.

   The Owner is named at the time the Contract is issued, unless changed. You may change the Owner at any time. Any change of Owner is subject to the laws, rules or regulations in effect at the time of the request. A change of Owner will automatically revoke any prior named Owner.

   JOINT OWNER. The Contract can be owned by Joint Owners, both of whom must be natural persons. Either Joint Owner can exercise all rights under the Contract unless you inform us otherwise or in a Notice to us. Upon the death of either Owner, the surviving Joint Owner will be the primary Beneficiary, unless you inform us otherwise. Any other Beneficiary designation will be treated as a contingent Beneficiary unless otherwise indicated on the Contract Schedule or in a Notice to us.

   ANNUITANT. The Annuitant is the natural person(s) on whose life we base Income Payments. The Annuitant is the person designated by you on the Issue Date. You can change the Annuitant at any time prior to the Annuity Date, unless an Owner is non-natural person. Any reference to Annuitant includes any joint Annuitant under an Annuity Option. The Owner and the Annuitant do not have to be the same person except as required under certain sections of the Code. Any change of the Annuitant is subject to the specified maximum age in effect at the time of the request.

   BENEFICIARY. The person(s) or entity(ies) you name to receive a death benefit payable under the Contract upon the death of the Owner or a Joint Owner, or in certain circumstances, an Annuitant. The Beneficiary is named at the time the Contract is issued unless changed at a later date. Unless an irrevocable Beneficiary has been named, you can change the Beneficiary at any time before you die by filing a Notice with us. If Joint Owners are named, and unless you tell us otherwise, the surviving Joint Owner will be the primary Beneficiary. Any other primary Beneficiary designation will be treated as the contingent Beneficiary.

   ASSIGNMENT. You may assign your rights under the Contract unless restricted by the Code or other applicable NY law. For example, in certain tax markets, assignment of the Contract is prohibited by the Code. If the Contract is assigned absolutely, we will treat it as a change of ownership and all rights will be transferred. We are not bound by any assignment unless it is in writing and until it is received at our Annuity Service Office. We assume no responsibility for the validity or effect of any assignment. We will not be liable for any payment or other action we take in accordance with the Contract before we receive the assignment. Assignments will be effective as of the date the written notice of assignment was signed subject to all payments made and actions taken by us before a copy of the signed assignment form is received by us at our Annuity Service Office. You should consult your tax advisor regarding the tax consequences of an assignment. AN ASSIGNMENT MAY BE A TAXABLE EVENT.

                        ABANDONED PROPERTY REQUIREMENTS

   Every state has unclaimed property laws that generally declare non-ERISA ("Employee Retirement Income Security Act of 1974") annuity contracts to be abandoned after a period of inactivity of three to five years from the contract's maturity date or the date the death benefit is due and payable. For example, if the payment of a death benefit has been triggered, but, if after a thorough search, we are still unable to locate the Beneficiary of the death benefit, or the Beneficiary does not come forward to claim the death benefit in a timely manner, the death benefit will be paid to the abandoned property division or unclaimed property office of the state in which the Beneficiary or you last resided, as shown on our books and records, or to our state of domicile. (Escheatment is the formal, legal name for this process.) However, the state is obligated to pay the death benefit (without interest) if your Beneficiary steps forward to claim it with the proper documentation. To prevent your Contract's proceeds from being paid to the state abandoned or unclaimed property office, it is important that you update your Beneficiary designations, including addresses, if and as they change. Please call 1-800-343-8496 to make such changes.

                      SUSPENSION OF PAYMENTS OR TRANSFERS

   We may be required to suspend or delay the payment of withdrawals and transfers when we cannot obtain an Index Value under the following circumstances:

      (i) the NYSE is closed (other than customary weekend and holiday closings);

      (ii) trading on the NYSE is restricted;

      (iii) an emergency exists such that we cannot value Investment Amounts; or

      (iv) during any other period when a regulator by order, so permits.

                       WHEN WE CAN CANCEL YOUR CONTRACT

   We may terminate your Contract by paying you the Account Value in one sum if, prior to the Annuity Date the Minimum Account Value after any partial withdrawal is less than $2,000 or any lower amount required by Federal tax laws. Accordingly, no Contract will be terminated due solely to negative Index Performance. We will only do so to the extent allowed by law. If we do so, we will return the full Account Value. Federal tax law may impose additional restrictions on our right to cancel your Traditional IRA or Roth IRA Contract. We will not terminate any Contract if at the time the termination would otherwise occur the guaranteed amount under any death benefit, is greater than the Account Value. For all other Contracts, we reserve the right to exercise this termination provision, subject to obtaining any required regulatory approvals.

                             THE INSURANCE COMPANY

METROPOLITAN LIFE INSURANCE COMPANY ("MLIC" OR THE "COMPANY")

   MLIC is a leading provider of insurance, annuities, and employee benefits programs throughout the United States. The Company offers life insurance and annuities to individuals, as well as group insurance and retirement & savings products to corporations and other institutions. The Company was formed under the laws of New York in 1866. The Company's principal executive office is located at 200 Park Avenue, New York, New York 10166-0188. The Company is a wholly-owned subsidiary of MetLife, Inc. MetLife, Inc. is a leading global provider of insurance, annuities and employee benefit programs, serving 90 million customers. Through its subsidiaries and affiliates, MetLife, Inc. holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East.

                             THE SEPARATE ACCOUNT

   The assets of the Separate Account are held in our name on behalf of the Separate Account and legally belong to us. We are obligated to pay all money we owe under the Contracts--such as death benefits and Income Payments--even if that amount exceeds the assets in the Separate Account. Any such amount that exceeds the assets in the Separate Account is paid from our General Account. Amounts paid from the General Account are subject to the financial strength and claims paying ability of MLIC and our long term ability to make such payments and are not guaranteed by any other party. We issue other annuity contracts and life insurance policies where we pay all money we owe under those contracts and policies from our General Account. MLIC is regulated as an insurance company under state law, which includes, generally, limits on the amount and type of investments in its General Account. However, there is no guarantee that we will be able to meet our claims paying obligations; there are risks to purchasing any insurance product.

MLIC SEPARATE ACCOUNT SA II

   A Purchase Payment made to the Contract is allocated to the MLIC Separate Account SA II (the "Separate Account"). We have exclusive and absolute ownership and control of the assets of the Separate Account. It is a non-unitized separate account. You do not share in the investment performance of assets allocated to the Separate Account. All investment income, gains and losses, whether or not realized, from assets allocated to the Separate Account are borne by MLIC. The obligations under the Contract are independent of the investment performance of the Separate Account and are our obligations.

   We will maintain in the Separate Account assets with an aggregate value at least equal to the reserves for all contracts allocated under the Separate Account.

   If the aggregate value of such assets in the Separate Account should fall below such amount, we will transfer assets into the Separate Account so that the value of the Separate Account's assets is at least equal to such amount. Assets supporting reserves for annuity benefits under such contracts, in the course of payment, will not be maintained in the Separate Account.

                              INVESTMENTS BY MLIC

   We must invest our assets according to New York state law regarding the nature, quality and diversification of investments that may be made by life insurance companies. In general, these laws permit investments, within specified limits and subject to certain qualifications, in Federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. Purchase Payments made to these Contracts issued by MLIC are invested in the MLIC Separate Account SA II. The MLIC Separate Account SA II is a non-unitized Separate Account and to the extent such assets are attributable to your Purchase Payment amount invested in MLIC Separate Account SA II. Owners do not share in the investment performance of assets allocated to the Separate Account. The obligations under the Contract are independent of the investment performance of the Separate Account and are the obligations of MLIC.

                               ANNUAL STATEMENT

   At least once each calendar year, we will send you a statement that will show:

      (i) your Account Value;

      (ii) all transactions regarding your Contract during the year; and

      (iii) the Investment Amount and interest credited to your Contract.

   Such statements will be sent to your last known address on our records. You will have sixty (60) days from the date you receive such statement to inform us of any errors, otherwise such statement will be deemed final and correct.

                         DISTRIBUTION OF THE CONTRACTS

   MetLife Investors Distribution Company ("MLIDC") is the principal underwriter and distributor of the securities offered through this Prospectus. MLIDC, which is our affiliate, also acts as the principal underwriter and distributor of some of the other variable annuity contracts and variable life insurance policies we and our affiliated companies issue. We reimburse MLIDC for expenses MLIDC incurs in distributing the Contracts (e.g., commissions payable to the retail broker-dealers who sell the Contracts, including our affiliated broker-dealers.) MLIDC does not retain any fees under the Contracts. We also pay amounts to MLIDC that may be used for its operating and other expenses, including the following sales expenses: compensation and bonuses for MLIDC's management team, advertising expenses, and other expenses of distributing the Contracts. MLIDC's management team also may be eligible for non-cash compensation items that we may provide jointly with MLIDC. Non-cash items include conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, merchandise and other similar items.

   MLIDC's principal executive offices are located at 1095 Avenue of the Americas, New York, New York 10036. MLIDC is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as well as the securities commissions in the states in which it operates, and is a member of the Financial Industry Regulatory Authority ("FINRA"). FINRA provides background information about broker-dealers and their registered representatives through FINRA BrokerCheck. You may contact the FINRA BrokerCheck Hotline at 1-800-289-9999, or log on to www.finra.org. An investor brochure that includes information describing FINRA BrokerCheck is available through the Hotline or on-line.

   The Contracts are sold through Company licensed sales representatives who are associated with our affiliated broker-dealer MetLife Securities, Inc. ("MSI") which is paid compensation for the promotion and sale of the Contracts. MSI is registered with the SEC as a broker-dealer under the Securities Exchange Act of 1934 and is also a member of FINRA. The Contracts may also be sold through other registered broker-dealers. The Contracts may also be sold through the mail, the Internet or by telephone.

   There is no front-end sales load deducted from Purchase Payments to pay sales commissions. Distribution costs are recovered through the charges and deductions under the Contract. Our sales representatives must meet a minimum level of sales production in order to maintain their agent status with us. Sales representatives can meet the minimum level of sales production through sales of proprietary and/or non-proprietary products. (Proprietary products are those issued by us or our affiliates.) However, sales representatives can meet a lower alternative minimum level of sales production if the sales representative focuses on sales of proprietary products. Therefore, a sales representative may have an incentive to favor the sale of proprietary products. Moreover, because the managers who supervise the representatives receive a higher level of compensation based on sales of proprietary products, these sales managers have an incentive to promote the sale of proprietary products.

   Our sales representatives receive cash payments for the products they sell and service based upon a 'gross dealer concession' model. With respect to the Contracts, the maximum gross dealer concession is 6% of the Purchase Payment. Some sales representatives may elect to receive a lower gross dealer concession when a Purchase Payment is made, along with a trail gross dealer concession of up to 1% of the Account Value each year the Contract is in force for servicing the Contract. A gross dealer concession may also be credited when the Contract is annuitized. The amount of gross dealer concession credited upon annuitization depends on several factors, including the number of years the Contract has been in force.

   A sales representative is entitled to part or all of the gross dealer concession. The percentage to which the representative is entitled is determined by a sliding-scale formula that takes into account the total amount of proprietary and non-proprietary products sold and serviced by the representative.

   Our sales representatives and their managers may be eligible for additional cash compensation, such as bonuses and expense allowances (that may be tied to sales of specific products), equity awards (such as stock options), training allowances, supplemental compensation, product level add-ons controlled at the local and company levels, financing arrangements, special loan repayment options, marketing support, medical and other insurance benefits, and retirement benefits and other benefits. Since some of this additional compensation, in particular, life insurance, disability and retirement benefits is based primarily on the amount of proprietary products sold, our sales representatives and their managers have an incentive to favor the sale of proprietary products. Sales representatives who meet certain productivity, persistency, and length of service standards and/or their managers may be eligible for additional cash compensation. Moreover, managers may be eligible for additional cash compensation based on the sales production of the sales representatives that the manager supervises. The business unit responsible for the operation of our distribution system is also eligible to receive an amount of compensation.

   Our sales representatives and their managers may be eligible for non-cash compensation incentives, such as conferences, trips, prizes and awards. Other non-cash compensation payments may be made for other services that are not directly related to the sale of products. These payments may include support services in the form of recruitment and training of personnel, production of promotional services and other support services.

   We and MLIDC also pay compensation for the sale of the Contracts by unaffiliated broker-dealers. The compensation paid to unaffiliated broker-dealers for sales of the Contracts is generally not expected to exceed, on a present value basis, the aggregate amount of total compensation that is paid with respect to sales made through Company representatives. (The total compensation includes payments that we make to our business unit that is responsible for the operation of the distribution systems through which the Contracts are sold.) Broker-dealers pay their sales representatives all or a portion of the commissions received for their sales of the Contracts. Some firms may retain a portion of commissions. The amount that the broker-dealer passes on to its sales representatives is determined in accordance with its internal compensation programs. Those programs may also include other types of cash and non-cash compensation and other benefits. Sales representatives of these selling firms may also receive non-cash compensation pursuant to their firm's guidelines, directly from us or the Distributor. We and our affiliates may also provide sales support in the form of training, sponsoring conferences, defraying expenses at vendor meetings, providing promotional literature and similar services. An unaffiliated broker-dealer or sales representatives of an unaffiliated broker-dealer may receive different compensation for selling one product over another and/or may be inclined to favor one product provider over another product provider due to differing compensation rates. Ask your sales representative further information about what your sales representative and the broker-dealer for which he or she works may receive in connection with your purchase of a Contract.

   ADDITIONAL COMPENSATION FOR SELECTED SELLING FIRMS. We and MLIDC have entered into distribution arrangements with certain selected selling firms. Under these arrangements we and MLIDC may pay additional compensation to selected selling firms, including marketing allowances, introduction fees, persistency payments, preferred status fees and industry conference fees. Marketing allowances are periodic payments to certain selling firms, the amount of which depends on cumulative periodic (usually quarterly) sales of our insurance contracts (including the Contracts) and may also depend on meeting thresholds in the sale of certain of our insurance contracts (other than the Contracts). They may also include payments we make to cover the cost of marketing or other support services provided for or by registered representatives who may sell our products. Introduction fees are payments to selling firms in connection with the addition of our products to the selling firm's line of investment products, including expenses relating to establishing the data communications systems necessary for the selling firm to offer, sell and administer our products. Persistency payments are periodic payments based on account values of our insurance contracts (including Account Values of the Contracts) or other persistency standards. Preferred status fees are paid to obtain preferred treatment of the Contracts in selling firms' marketing programs, which may include marketing services, participation in marketing meetings, listings in data resources and increased access to their sales representatives. Industry conference fees are amounts paid to cover in part the costs associated with sales conferences and educational seminars for selling firms' sales representatives. We and MLIDC have entered into such distribution agreements with our affiliate, MSI, as well as unaffiliated selling firms identified on our website.

   The additional types of compensation discussed above are not offered to all selling firms. The terms of any particular agreement governing compensation may vary among selling firms and the amounts may be significant. The prospect of receiving, or the receipt of, additional compensation as described above may provide selling firms and/or their sales representatives with an incentive to favor sales of the Contracts over other annuity contracts (or other investments) with respect to which selling firm does not receive additional compensation, or lower levels of additional compensation. You may wish to take such payment arrangements into account when considering and evaluating any recommendation relating to the Contracts. For more information about any such additional compensation arrangements, ask your registered representative. (Visit our website at www.metlife.com/shield for a list of selling firms that received compensation during the last calendar year, as well as the range of additional compensation paid.)

                               THE FIXED ACCOUNT

   We may offer our Fixed Account as a funding option. Please refer to your Contract and Appendix D for more information.

                    RESTRICTIONS ON FINANCIAL TRANSACTIONS

   Federal laws designed to counter terrorism and prevent money laundering might, in certain circumstances, require us to block an Owner's ability to make certain transactions and thereby refuse to accept any request for transfers, withdrawals, Surrenders, or death benefits, until instructions are received from the appropriate regulator. We may also be required to provide additional information about you and your Contract to government regulators.

                            REQUESTS AND ELECTIONS

   We will treat your request for a Contract transaction, or your submission of the Purchase Payment, as received by us if we receive a request conforming to our administrative procedures or the Purchase Payment at our Annuity Service Office on any Business Day before 4:00 PM Eastern Standard Time. We will treat your submission of the Purchase Payment as received by us if we receive it at our Annuity Service Office (or a designee receives it in accordance with the designee's administrative procedures) on any Business Day before 4:00 PM Eastern Standard Time. If we receive the request, or if we (or our designee) receive the Purchase Payment, on any Business Day on or after 4:00 PM Eastern Standard Time, then the request or payment will be treated as received on the next day. Our Annuity Service Office is located at P.O. Box 10366, Des Moines, IA 50306-0366. If you send your Purchase Payment or transaction requests to an address other than the one we have designated for receipt of such Purchase Payment or requests, we may return the Purchase Payment to you, or there may be a delay in applying the Purchase Payment or processing the transaction.

   Requests for service may be made through your registered representative:

      . By telephone at (800) 343-8496, between the hours of 7:30AM and 5:30PM Central Time Monday through Thursday and 7:30AM and 5:00PM Central Time on Friday;

      .  In writing to our Annuity Service Office;

      .  By fax at (515) 457-4400; or

      .  By Internet at www.metlife.com.

   Some of the requests for service that may be made by telephone or Internet include transfers of your Account Value into Shield Option(s) or the Fixed Account. We may from time to time permit requests for other types of transactions to be made by telephone or Internet. All transaction requests must be in a form satisfactory to us. Contact us for further information. Some selling firms may restrict the ability of their registered representatives to convey transaction requests by telephone or Internet on your behalf.

   A request or transaction generally is considered in Good Order if it complies with our administrative procedures and the required information is complete and accurate. A request or transaction may be rejected or delayed if not in Good Order. If you have any questions, you should contact us or your registered representative before submitting the form or request.

   We will use reasonable procedures such as requiring certain identifying information, tape recording the telephone instructions, and providing written confirmation of the transaction, in order to confirm that instructions communicated by telephone, fax, Internet or other means are genuine. Any telephone, fax or Internet instructions reasonably believed by us to be genuine will be your responsibility, including losses arising from any errors in the communication of instructions. As a result of this policy, you will bear the risk of loss. If we do not employ reasonable procedures to confirm that instructions communicated by telephone, fax or Internet are genuine, we may be liable for any losses due to unauthorized or fraudulent transactions. All other requests and elections under your Contract must be in writing signed by the proper party, must include any necessary documentation and must be received at our Annuity Service Office to be effective. If acceptable to us, requests or elections relating to Beneficiaries and Ownership will take effect as of the date signed unless we have already acted in reliance on the prior status. We are not responsible for the validity of any written request or action.

   Telephone and computer systems may not always be available. Any telephone or computer system, whether it is yours, your service provider's, your agent's, or ours, can experience outages or slowdowns for a variety of reasons. These outages or slowdowns may delay or prevent our processing of your request. Although we have taken precautions to help our systems handle heavy use, we cannot promise complete reliability under all circumstances. If you experience technical difficulties or problems, you should make your transaction request in writing to our Annuity Service Office.

   INQUIRIES. If you need more information, please contact our Annuity Service Office at:

                    MetLife Investors Distribution Company
                                P.O. Box 10366
                          Des Moines, Iowa 50306-0366
                                (800) 343-8496

                            CONFIRMING TRANSACTIONS

   We will send out written statements confirming that a transaction was recently completed. Unless you inform us of any errors within 60 days of receipt, we will consider these communications to be accurate and complete.

                               LEGAL PROCEEDINGS

   In the ordinary course of business, MLIC, similar to other life insurance companies, is involved in lawsuits (including class action lawsuits), arbitrations and other legal proceedings. Also, from time to time, state and Federal regulators or other officials conduct formal and informal examinations or undertake other actions dealing with various aspects of the financial services and insurance industries. In some legal proceedings involving insurers, substantial damages have been sought and/or material settlement payments have been made.

   It is not possible to predict with certainty the ultimate outcome of any pending legal proceeding or regulatory action. However, MLIC does not believe any such action or proceeding will have a material adverse effect upon the Separate Account or upon the ability of MetLife Investors Distribution Company to perform its contract with the Separate Account or of MLIC to meet its obligations under the contracts.

                                    EXPERTS

   Legal matters in connection with Federal laws and regulations affecting the issue and sale of the Contracts described in this prospectus and the organization of MLIC, its authority to issue such Contracts under New York law and the validity of the forms of the Contracts under New York law have been passed on by legal counsel for MLIC.

                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   The consolidated financial statements, and the related financial statement schedules, incorporated by reference in this Registration Statement from the Metropolitan Life Insurance Company and subsidiaries' Annual Report on Form 10-K for the year ended December 31, 2013, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                              ELECTRONIC DELIVERY

   As Owner you may elect to receive electronic delivery of current prospectuses related to the Contract and other Contract related documents. Contact us at our website at www.metlife.com/shield for more information and to enroll.

                           AMENDMENT OF THE CONTRACT

   We reserve the right to amend the Contracts to comply with applicable Federal or state laws or regulations. We will notify you in writing of any such amendments.

                                 MISSTATEMENT

   We may require proof of the age or sex (where permitted) of the Annuitant, Owner and/or the Beneficiary before making any payments under the Contract that are measured by the Annuitant's, Owner's or Beneficiary's life. If the age or sex of the measuring life has been misstated, the amount payable will be the amount that would have been provided at the correct age and sex.

                     INFORMATION INCORPORATED BY REFERENCE

   Under the Securities Act of 1933, MLIC has filed with the SEC a registration statement (the "Registration Statement") relating to the Contracts offered by this prospectus. This prospectus has been filed as a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and the exhibits and reference is hereby made to such Registration Statement and exhibits for further information relating to MLIC and the Contracts. MLIC's annual report on Form 10-K was filed with the SEC on March 28, 2014 via EDGAR File No. 000-55029. The Form 10-K contains information for the period ended December 31, 2013, about MLIC, including consolidated audited financial statements for MLIC's latest fiscal year. The Form 10-K is incorporated by reference into this prospectus. MLIC's quarterly statements on Form 10-Q for the period ended May 15, 2014, August 13, 2014, and November 12, 2014 are also incorporated by reference. In addition, all documents subsequently filed by MLIC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the termination of the offering, are also incorporated by reference into this prospectus. We are not incorporating by reference, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules.

   There have been no material changes in MLIC's affairs which have occurred since the end of the latest fiscal year for which audited consolidated financial statements were included in the latest Form 10-K or which have not been described in a Form 10-Q or Form 8-K filed by MLIC under the Exchange Act.

   If requested, MLIC will furnish, without charge, a copy of any and all of the reports or documents that have been incorporated by reference into this prospectus. You may direct your requests to MLIC at, 200 Park Avenue, New York, NY 10166-0188. The telephone number is 1-800-343-8496. You may also access the incorporated reports and other documents at www.metlife.com.

   MLIC files periodic reports as required under the Exchange Act (including Form 10-K, 10-Q and 8-K). You may also read and copy any materials that MLIC files with the SEC at the SEC's Public Reference Room at 100 F Street,

N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

    DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                  LIABILITIES

   MetLife has secured a financial institutions bond in the amount of $50,000,000, subject to a $5,000,000 deductible. MetLife also maintains directors' and officers' liability insurance coverage with limits of $400 million under which MLIDC, as well as certain other subsidiaries of MetLife, are covered. A provision in MetLife's by-laws provides for the indemnification (under certain circumstances) of individuals serving as directors or officers of certain organizations, including MLIDC.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling MetLife pursuant to the foregoing provisions, MetLife has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                                  APPENDIX A

                               INDEX PUBLISHERS

    MLIC uses the Securities Indices and Commodity Index under license from the Indices' respective publishers. The following information about the Indices is included in this prospectus in accordance with MLIC's license agreements with the publishers of the Indices:

    S&P Opco, LLC requires that the following disclaimer be included in this prospectus:

    The S&P 500 Index is a product of S&P Dow Jones Indices LLC ("SPDJI"), and has been licensed for use by Metropolitan Life Insurance Company. Standard & Poor's(R), S&P(R) and S&P 500(R) are registered trademarks of Standard & Poor's Financial Services LLC ("S&P"); Dow Jones(R) is a registered trademark of Dow Jones Trademark Holdings LLC ("Dow Jones"); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Metropolitan Life Insurance Company. MetLife Shield Level Selector/SM /Annuity is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the MetLife Shield Level Selector/SM/ Annuity or any member of the public regarding the advisability of investing in securities generally or in MetLife Shield Level Selector/SM/ Annuity particularly or the ability of the S&P 500 Index to track general market performance. S&P Dow Jones Indices' only relationship to Metropolitan Life Insurance Company with respect to the S&P 500 Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices or its licensors. The S&P 500 Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Metropolitan Life Insurance Company or the MetLife Shield Level Selector/SM /Annuity. S&P Dow Jones Indices have no obligation to take the needs of Metropolitan Life Insurance Company or the owners of MetLife Shield Level Selector/SM /Annuity into consideration in determining, composing or calculating the S&P 500 Index. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of MetLife Shield Level Selector/SM /Annuity or the timing of the issuance or sale of MetLife Shield Level Selector/SM /Annuity or in the determination or calculation of the equation by which MetLife Shield Level Selector/SM /Annuity is to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of MetLife Shield Level Selector/SM /Annuity. There is no assurance that investment products based on the S&P 500 Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to MetLife Shield Level Selector/SM /Annuity currently being issued by Metropolitan Life Insurance Company, but which may be similar to and competitive with MetLife Shield Level Selector/SM /Annuity. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P 500 Index.

    S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY METROPOLITAN LIFE INSURANCE COMPANY, OWNERS OF THE METLIFE SHIELD LEVEL SELECTOR/SM /ANNUITY, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR

CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND METROPOLITAN LIFE INSURANCE COMPANY, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

    Frank Russell Company requires that the following disclaimer be included in this prospectus:

    The MetLife Shield Level Selector/SM /Annuity is not sponsored, endorsed, sold or promoted by Frank Russell Company ("Russell"). Russell makes no representation or warranty, express or implied, to the owners of the MetLife Shield Level Selector/SM /Annuity or any member of the public regarding the advisability of investing in securities generally or in the MetLife Shield Level Selector/SM /Annuity particularly or the ability of the Russell 2000(R) Index to track general stock market performance or a segment of the same. Russell's publication of the Russell 2000(R) Index in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000(R) Index is based. Russell's only relationship to Metropolitan Life Insurance Company is the licensing of certain trademarks and trade names of Russell and of the Russell 2000(R) Index which is determined, composed and calculated by Russell without regard to Metropolitan Life Insurance Company or the MetLife Shield Level Selector/SM /Annuity. Russell is not responsible for and has not reviewed the MetLife Shield Level Selector/SM /Annuity nor any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000(R) Index. Russell has no obligation or liability in connection with the administration, marketing or trading of the MetLife Shield Level Selector/SM /Annuity.

    RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000(R) INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY METROPOLITAN LIFE INSURANCE COMPANY, INVESTORS, OWNERS OF THE METLIFE SHIELD LEVEL SELECTOR/SM/ ANNUITY OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000(R) INDEX OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000(R) INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

    The NASDAQ OMX Group Inc. requires that the following disclaimer be included in this prospectus:

    MetLife Shield Level Selector/SM /Annuity is not sponsored, endorsed, sold or promoted by The NASDAQ OMX Group, Inc. or its affiliates (NASDAQ OMX, with its affiliates, are referred to as the "Corporations"). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the MetLife Shield Level Selector/SM /Annuity. The Corporations make no representation or warranty, express or implied to the owners of the MetLife Shield Level Selector/SM /Annuity or any member of the public regarding the advisability of investing in securities generally or in the MetLife Shield Level Selector/SM /Annuity particularly, or the ability of the NASDAQ-100 Index(R) to track general stock market performance. The Corporations' only relationship to Metropolitan Life Insurance Company is in the licensing of the Nasdaq(R), OMX/TM/, and NASDAQ-100 Index(R) registered trademarks, and certain trade names of the Corporations and the use of the NASDAQ-100 Index(R) is determined, composed and calculated by NASDAQ OMX without regard to Metropolitan Life Insurance Company or the MetLife Shield Level Selector/SM /Annuity. NASDAQ OMX has no obligation to take the needs of Metropolitan Life Insurance Company or the owners of the MetLife Shield Level Selector/SM /Annuity into consideration in determining, composing or calculating the NASDAQ-100 Index(R)/. /The

Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the MetLife Shield Level Selector/SM /Annuity to be issued or in the determination or calculation of the equation by which the MetLife Shield Level Selector/SM /Annuity is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the MetLife Shield Level Selector/SM /Annuity.

    THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX(R) OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY METROPOLITAN LIFE INSURANCE COMPANY, OWNERS OF THE METLIFE SHIELD LEVEL SELECTOR/SM /ANNUITY, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX(R) OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX(R) OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

    MSCI Inc. requires that the following disclaimer be included in this prospectus:

    THE METLIFE SHIELD LEVEL SELECTOR/SM /ANNUITY IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. ("MSCI"), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE "MSCI PARTIES"). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY METROPOLITAN LIFE INSURANCE COMPANY. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS PRODUCT.

    ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

    No purchaser, seller or holder of the MetLife Shield Level Selector/SM /Annuity, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this security without first contacting MSCI to determine whether MSCI's permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

    Bloomberg, UBS AG and UBS Securities LLC require that the following disclaimer be included in this prospectus:

    "Bloomberg(R)", "Bloomberg Commodity Index" are service marks of Bloomberg L.P. ("Bloomberg") and have been licensed for use for certain purposes by Metropolitan Life Insurance Company.

    The MetLife Shield Level Selector/SM/ is not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC ("UBS Securities") or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the MetLife Shield Level Selector/SM/ or any member of the public regarding the advisability of investing in securities or commodities generally or in the MetLife Shield Level Selector/SM/ particularly. The only relationship of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates to the Licensee is the licensing of certain trademarks, trade names and service marks and of the Bloomberg Commodity Index/SM/, which is determined, composed and calculated by Bloomberg in conjunction with UBS Securities without regard to Metropolitan Life Insurance Company or the MetLife Shield Level Selector/SM/. Bloomberg and UBS Securities have no obligation to take the needs of Metropolitan Life Insurance Company or the owners of the MetLife Shield Level Selector/SM/ into consideration in determining, composing or calculating Bloomberg Commodity Index/SM/. None of Bloomberg, UBS AG, UBS Securities or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the MetLife Shield Level Selector/SM/ to be issued or in the determination or calculation of the equation by which the MetLife Shield Level Selector/SM/ are to be converted into cash. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to MetLife Shield Level Selector/SM/ customers, in connection with the administration, marketing or trading of the MetLife Shield Level Selector/SM/. Notwithstanding the foregoing, UBS AG, UBS Securities and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to the MetLife Shield Level Selector/SM/ currently being issued by Licensee, but which may be similar to and competitive with the MetLife Shield Level Selector/SM/. In addition, UBS AG, UBS Securities and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Bloomberg Commodity Index/SM/), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Bloomberg Commodity Index/SM/ and MetLife Shield Level Selector/SM/.

    NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE BLOOMBERG COMMODITY INDEX/SM/ OR ANY DATA RELATED THERETO AND NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY METROPOLITAN LIFE INSURANCE COMPANY, OWNERS OF THE METLIFE SHIELD LEVEL SELECTOR/SM/ OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BLOOMBERG COMMODITY INDEX/SM/ OR ANY DATA RELATED THERETO. NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES

ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE BLOOMBERG COMMODITY INDEX/SM/ OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, TO THE MAXIMUM EXTENT ALLOWED BY LAW, BLOOMBERG, ITS LICENSORS (INCLUDING UBS), AND ITS AND THEIR RESPECTIVE EMPLOYEES, CONTRACTORS, AGENTS, SUPPLIERS, AND VENDORS SHALL HAVE NO LIABILITY OR RESPONSIBILITY WHATSOEVER FOR ANY INJURY OR DAMAGES--WHETHER DIRECT, INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR OTHERWISE--ARISING IN CONNECTION WITH THE METLIFE SHIELD LEVEL SELECTOR/SM/ OR BLOOMBERG COMMODITY INDEX/SM/ OR ANY DATA OR VALUES RELATING THERETO--WHETHER ARISING FROM THEIR NEGLIGENCE OR OTHERWISE, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG BLOOMBERG, UBS SECURITIES AND METROPOLITAN LIFE INSURANCE COMPANY, OTHER THAN UBS AG.

                                  APPENDIX B

                 INDEX SUBSTITUTION INVESTMENT AMOUNT EXAMPLE

   The following example illustrates how we would calculate your Investment Amount on a Term End Date when there is an Index substitution. We assume no withdrawals and a $100,000 Purchase Payment into a Shield Option with a 3-Year Term / Shield 10 / S&P 500(R) Index with a Cap Rate.

INITIAL ACCOUNT VALUE:

       Investment Amount at Term Start Date                 $100,000
       ------------------------------------------------------------------
       Term Start Date                                      1/1/2015
       ------------------------------------------------------------------
       Term End Date                                        1/1/2018
       ------------------------------------------------------------------
       Term                                                  3 Year
       ------------------------------------------------------------------
       Initial Index                                    S&P 500(R) Index
       ------------------------------------------------------------------
       S&P 500(R) Index Index Value on Term Start Date       1,400
       ------------------------------------------------------------------
       Cap Rate                                               30%
       ------------------------------------------------------------------
       Shield Rate                                            10%
       ------------------------------------------------------------------

ON DATE OF INDEX SUBSTITUTION:

Index substitution date                                           1/1/2016
----------------------------------------------------------------------------------
Number of days since Term Start Date                                 365
----------------------------------------------------------------------------------
Index Value for S&P 500(R) Index                                    1,330
----------------------------------------------------------------------------------
Index Performance for S&P 500(R) Index/(1)/                          -5%
----------------------------------------------------------------------------------
Substituted Index                                           Russell 2000(R) Index
----------------------------------------------------------------------------------
Index Value for Russell 2000(R) Index on substitution date          1,250
----------------------------------------------------------------------------------

----------
Notes to the table above:

/(1)/Index Performance is equal to the percentage change in the Index Value measured from the Term Start Date to the date of the Index substitution. Index Performance is calculated as follows:

(1330 [Index Value on date of substitution] -- 1400 [Index Value at Term Start
             Date]) / 1400 [Index Value at Term Start Date]) = -5%

CALCULATION OF INVESTMENT AMOUNT AT TERM END DATE:

          Term End Date                                     1/1/2018
          -----------------------------------------------------------
          Index Value for Russell 2000(R) Index              1,375
          -----------------------------------------------------------
          Index Performance for S&P 500(R) Index/(1)/         -5%
          -----------------------------------------------------------
          Index Performance for Russell 2000(R) Index/(2)/    10%
          -----------------------------------------------------------
          Total Index Performance for the Term/(3)/          4.50%
          -----------------------------------------------------------
          Cap Rate                                            30%
          -----------------------------------------------------------
          Shield Rate                                         10%
          -----------------------------------------------------------
          Performance Rate/(4)/                              4.50%
          -----------------------------------------------------------
          Performance Rate Adjustment/(5)/                   $4,500
          -----------------------------------------------------------
          Investment Amount at Term End Date/(6)/           $104,500
          -----------------------------------------------------------

----------
Notes to the table above:

/(1)/Index Performance is equal to the percentage change in the Index Value measured from the Term Start Date to the date of the Index substitution. Index Performance is calculated as follows:

(1330 [Index Value at date of substitution] -- 1400 [Index Value at Term Start
             Date]) / 1400 [Index Value at Term Start Date]) = -5%

/(2)/Index Performance is equal to the percentage change in the Index Value measured from the date of the Index substitution to the Term End Date. Index Performance is calculated as follows:

   (1375 [Index Value at Term End Date] -- 1250 [Index Value at date of the substitution]) / 1250 [Index Value at date of substitution]) = 10%

/(3)/Since there was an Index substitution, the Index Performance is equal to the Index Performance of the S&P 500(R) Index (from the Term Start Date to the Index substitution date) multiplied by the Index Performance of the Russell 2000(R) Index (from the Index substitution date to the Term End
     Date) -1. Total Index Performance for the Term is calculated as follows:

(initial Index at Index substitution date / initial Index at Term Start Date) x (substituted Index at Term End Date / substituted Index at substitution date) -1

                      (1330/1400) x (1375/1250) -1= 4.50%

/(4)/The Performance Rate is equal to the Index Performance (4.50%) because the total Index Performance for the Term is greater than zero and less than the Cap Rate.

/(5)/The Performance Rate Adjustment is equal to the product of the Investment
     Amount at the Term Start Date adjusted for any withdrawals (there are no withdrawals in the example) multiplied by the Performance Rate. The Performance Rate Adjustment is calculated as follows:

 $100,000 [Investment Amount at Term Start Date] x 4.50% [Performance Rate] =
                                    $4,500

/(6)/The Investment Amount at Term End Date is equal to the Investment Amount at the Term Start Date adjusted for any withdrawals plus the Performance Rate Adjustment. The Investment Amount at Term End Date is calculated as follows:

  $100,000 [Investment Amount at Term Start Date] = $4,500 [Performance Rate
                            Adjustment] = $104,500

                                  APPENDIX C

                    RETURN OF PREMIUM DEATH BENEFIT EXAMPLE

   The purpose of this example is to illustrate the operation of the Return of Premium death benefit rider. The investment results shown are hypothetical and are not representative of past or future performance. Actual investment results may be more or less than those shown and will depend upon a number of factors, including the allocation made by an Owner and the Index Performance for the Shield Options chosen. THE EXAMPLES DO NOT REFLECT THE DEDUCTION OF FEES AND CHARGES, IF ANY, WITHDRAWAL CHARGES OR INCOME TAXES AND TAX PENALTIES.

RETURN OF PREMIUM DEATH BENEFIT

   The purpose of this example is to show how partial withdrawals reduce the Return of Premium death benefit proportionately by the percentage reduction in Account Value of the Shield Option(s) and the Fixed Account for each partial withdrawal.

                                                         DATE                       AMOUNT
                                             ------------------------------------------------------
A   Purchase Payment                                   10/1/2015                   $100,000
---------------------------------------------------------------------------------------------------
B   Account Value                                      10/1/2017
                                             (Second Contract Anniversary)         $90,000
---------------------------------------------------------------------------------------------------
C   Death Benefit                                      10/1/2017                   $100,000
                                                                            (= greater of A and B)
---------------------------------------------------------------------------------------------------
D   Withdrawal                                         10/2/2017                    $9,000
---------------------------------------------------------------------------------------------------
E   Percentage Reduction in Account Value              10/2/2017                 10% (= D/B)
---------------------------------------------------------------------------------------------------
F   Account Value after Withdrawal                     10/2/2017               $81,000 (= B-D)
---------------------------------------------------------------------------------------------------
G   Purchase Payment Reduced for Withdrawal         As of 10/2/2017                $90,000
                                                                                (= A-(A X E))
---------------------------------------------------------------------------------------------------
H   Death Benefit                                      10/2/2017                   $90,000
                                                                            (= greater of F and G)

Notes to Example

Purchaser is age 60 at issue.

The Account Values on 10/1/2017 and 10/2/2017 are assumed to be equal prior to the withdrawal.

                                  APPENDIX D

                               THE FIXED ACCOUNT

   The Fixed Account is part of MLIC's General Account assets. These General Account assets include all assets of MLIC other than those held in the Separate Accounts sponsored by MLIC or its affiliates.

   The staff of the SEC does not generally review the disclosure in the prospectus relating to the Fixed Account. Disclosure regarding the Fixed Account and the General Account may, however, be subject to certain provisions of the Federal securities laws relating to the accuracy and completeness of statements made in the prospectus.

   Under the Fixed Account, MLIC assumes the risk of investment gain or loss, guarantees a specified interest rate, and guarantees a specified periodic Income Payment. We guarantee that, at any time, the Fixed Account Value will not be less than the amount of the Purchase Payments allocated to the Fixed Account, plus interest credited as described below, less any applicable Premium Taxes or prior withdrawals.

   Account Value allocated to the Fixed Account and any transfers made to the Fixed Account become part of MLIC's General Account, which supports insurance and annuity obligations. The General Account and any interest therein is not registered under, or subject to the provisions of, the Securities Act of 1933 or Investment Company Act of 1940. We will invest the assets of the Fixed Account at our discretion. Investment income from such Fixed Account assets will be allocated to us and to the Contracts participating in the Fixed Account.

   Investment income from the Fixed Account allocated to us includes compensation for risks borne by us in connection with Fixed Account Contracts. The amount of such investment income allocated to the Contracts will vary from year to year in our sole discretion at such rate or rates as we prospectively declare from time to time.

   We guarantee that for the life of the Contract, interest credited to your Fixed Account Value during the Interest Rate Term beginning on the Issue Date will not be accumulated at less than the Minimum Guaranteed Interest Rate. We reserve the right to change the rate subject to state law. We will determine any interest we credit to amounts allocated to the Fixed Account in excess of the Minimum Guaranteed Interest Rate at our sole discretion. You assume the risk that interest credited to the Fixed Account may not exceed the Minimum Guaranteed Interest Rate for any given year. We have no specific formula for determining the interest rate. Some factors we may consider are regulatory and tax requirements, general economic trends and competitive factors.

   For renewals into the Fixed Account, the new guaranteed interest rate will be declared for each subsequent Interest Rate Term. At the Interest Rate Term End Date, the Fixed Account Value will automatically be renewed into the same Interest Rate Term, with the new interest rate, unless otherwise instructed by you. You have the Transfer Period to notify us that you want to transfer some or all of your Fixed Account Value to a new Shield Option(s).

   FIXED ACCOUNT VALUE. We credit interest to the portion of the Account Value allocated to the Fixed Account. (See "Interest Crediting" below.) The Fixed Account is part of our General Account. We guarantee that the interest credited to your initial allocation to the Fixed Account during the Interest Rate Term beginning on the Issue Date will not be accumulated at less than the Minimum Guaranteed Interest Rate. Thereafter, we will declare an interest rate as of each Contract Anniversary for the duration of the Interest Rate Term and such rate will not be less than the Minimum Guaranteed Interest Rate. If the declared interest rate equals the Minimum Guaranteed Interest Rate specified in your Contract and we are unable to support the Minimum Guaranteed Interest Rate, we reserve the right, with thirty (30) days advance written Notice, to restrict transfers and allocations into the Fixed Account.

   The initial Fixed Account Value is the amount initially allocated to the Fixed Account. Thereafter, the Fixed Account Value equals: (a) the initial Fixed Account Value or the Fixed Account Value on the most recent Contract Anniversary, as applicable, including any transfers; plus (b) any interest credited by us; less (c) the amount of any withdrawals including any Withdrawal Charges; and less (d) any Premium or Other Taxes, if applicable.

   INTEREST CREDITING. Interest will be compounded and credited to the Fixed Account at an annual effective interest rate declared by us. Interest will be credited on amounts allocated to the Fixed Account through the effective date such amounts are withdrawn or transferred from the Fixed Account.

   DEFERRAL OF PAYMENTS. After receipt of a Notice of withdrawal, we reserve the right to defer payment for a withdrawal for the period permitted by law but not for more than six (6) months.

   Important terms that will help you understand this Appendix D:

   INTEREST RATE TERM. The Interest Rate Term is the length of time over which the current interest rate is guaranteed. The minimum Interest Rate Term depends on the date your Contract is issued but will not be less than one (1) year. No Interest Rate Term will extend beyond the Annuity Date.

   TRANSFERS. During the Accumulation Period you may only make a transfer to the Fixed Account and to a new Shield Option(s) during the Transfer Period. The effective date of such transfer is the first day of the Interest Rate Term and/or a Term(s) in which the transfer is made.

                                      D-2